UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF FLORIDA

MIAMI DIVISION

www.flsb.uscourts.gov

In re:	Case No. 20-20259-RAM
(Jointly Administered)
IT’SUGAR FL I LLC, et al.,
Chapter 11
Debtors.[1]

_______________________________/

PLAN OF REORGANIZATION FOR IT’SUGAR FL I LLC,

IT’SUGAR LLC, IT’SUGAR ATLANTIC CITY LLC AND IT’SUGAR FLGC LLC

MELAND BUDWICK, P.A.

Michael S. Budwick, Esq.

Joshua W. Dobin, Esq.

James C. Moon, Esq.

3200 Southeast Financial Center

200 S. Biscayne Blvd.

Miami, FL 33131

Attorneys for Debtors and Debtors in Possession

Dated: April 20, 2021.

i

INTRODUCTION

IT’SUGAR FL I, LLC, IT’SUGAR, LLC, IT’SUGAR Atlantic City, LLC and IT’SUGAR FLGC, LLC, debtors and debtors-in-possession in the above-captioned jointly administered Chapter 11 Cases (“Debtors”) propose the following Plan of Reorganization for IT’SUGAR FL I, LLC, IT’SUGAR, LLC, IT’SUGAR Atlantic City, LLC and IT’SUGAR FLGC, LLC (as may be amended from time to time, and including all addenda, exhibits, schedules and other attachments hereto, as any of the same may be amended from time to time, all of which are incorporated herein by reference, the “Plan”), pursuant to the provisions of Chapter 11 of the Bankruptcy Code (as defined in section 1.2 below).

For a discussion of the Debtors’ history, business, operations, assets and liabilities, for a summary and analysis of the Plan, preservation of Causes of Action, risk factors, liquidation analysis, tax implications and alternatives to the Plan, reference should be made to the Disclosure Statement Pursuant to 11 U.S.C. § 1125 For IT’SUGAR FL I, LLC, IT’SUGAR, LLC, IT’SUGAR Atlantic City, LLC and IT’SUGAR FLGC, LLC, dated April 20, 2021, as such disclosure statement may be amended, modified or supplemented (“Disclosure Statement”).

ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE, BANKRUPTCY RULE 3018 AND IN THIS PLAN, THE DEBTORS RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

ARTICLE I

DEFINITIONS; RULES OF INTERPRETATION; COMPUTATION OF TIME

I.Scope of Definitions.

For purposes of the Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meaning ascribed to them in Article I of the Plan. Any term used in the Plan that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules (as defined below), shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine and the feminine gender shall include the masculine.

II.Definitions.

a.“Actions” or “Causes of Action” means, except as provided otherwise in the Plan, the Confirmation Order or any document, instrument, release or other agreement entered into in

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

connection with the Plan, all claims, actions, choses in action, causes of action, suits, debts, dues, sums of money, accounts, rights to payment, reckonings, bonds, bills, specialties, controversies, variances, trespasses, damages, judgments, third-party claims, counterclaims and cross claims (including, but not limited to, any Avoidance Actions) whether known or unknown, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether assertible directly or derivatively in law, equity, or otherwise, that are or may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date against any Person based on law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted, known or unknown. Actions include, without limitation, those which are: (i) property of the bankruptcy estate under and pursuant to section 541 of the Bankruptcy Code; (ii) for subrogation and contribution; (iii) for turnover; (iv) for avoidable transfers and preferences under and pursuant to sections 542 through 550 and 553 of the Bankruptcy Code and applicable state law; (v) to determine the extent, validity and priority of liens and encumbrances; (vi) for surcharge under section 506(c) of the Bankruptcy Code; (vii) for subordination under section 510 of the Bankruptcy Code; (viii) related to federal or state securities laws; (ix) direct or derivative claims or causes of action of any type or kind; (x) against any and all current and/or former officers and directors of the Debtors, including but not limited to for breach of fiduciary duty or aiding and abetting breach of fiduciary duty; (xi) under and pursuant to any policies for insurance, including for bad faith, maintained by the Debtors, including, without limitation, any liability insurance policy; (xii) for theft of corporate opportunity; (xiii) for collection on accounts, accounts receivables, loans, notes receivables or other rights to payment; (xiv) for the right to seek a determination by the Bankruptcy Court of any tax, fine or penalty relating to a tax, or any addition to a tax, under section 505 of the Bankruptcy Code; (xv) which arise under or as a result of any section of the Bankruptcy Code; and (xvi) for common law torts or aiding and abetting common law torts. A Cause of Action will not under any circumstances be waived as a result of the failure of the Plan Proponents to describe such Cause of Action with specificity in the Plan or the Disclosure Statement, and nothing in the Plan operates as a release of any of the Causes of Action except as specifically provided in the Plan. Causes of Action exclude any Causes of Action released under this Plan including under Article 9.8 hereof or under any prior agreement approved by the Bankruptcy Court prior to the Effective Date. Causes of Action also exclude Waived Avoidance Actions.

b.“Administrative Expense Claim” means a Claim for costs and expenses of administration allowed under sections 503, 507(a)(1) or 507(b) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the Estate of the Debtor, any actual and necessary expenses of operating the business of the Debtor, all compensation or reimbursement of expenses to the extent allowed pursuant to Sections 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the Estate of the Debtor under section 1930, chapter 123 of title 28 of the United States Code.

c. “Administrative Expense Claims Bar Date”  means the date first set for the Confirmation Hearing unless previously set by prior Order of the Bankruptcy Court.

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

d.“Affiliate” means, any Person that is an “affiliate” of any Debtor within the meaning of section 101(2) of the Bankruptcy Code.

e.“Allowed” when used with respect to a Claim, means a Claim: (a) which has been listed on the Schedules of the Debtor as other than disputed, contingent or unliquidated and as to which no proof of Claim or objection has been timely filed; (b) as to which a proof of Claim has been timely filed and either (i) no objection thereto has been timely filed or (ii) the Claim has been allowed (but only to the extent allowed) by a Final Order of the Bankruptcy Court; (c) which has been allowed under the provisions of this Plan; (d) which is a Professional Claim for which a fee award amount has been approved by Final Order of the Bankruptcy Court; or (e) which is allowed pursuant to any stipulation of amount and nature of Claim executed by the Reorganized Debtors and Holder of the Claim on or after the Effective Date. For the avoidance of doubt, all claims against the Debtors, including those identified as "Allowed" herein, remain subject to review by parties-in-interest, including the Debtors or the Creditors’ Committee, and to objection. To the extent any claim is referred to herein as "Allowed", it is only for purposes of providing a description of such claim's treatment under the Plan if ultimately allowed. In the event an objection is filed to a claim deemed "Allowed" for purposes of voting on the Plan, the claim may later be disallowed by the Court.

f.“Assets” means each and every item of Property of the Debtors’ Estates and every interest of the Debtors as of the Effective Date, whether tangible or intangible, legal or equitable, liquidated or unliquidated, whether or not controlled by the Debtors, and includes without limitation:  (a) all real and personal property and Cash; (b) all rights, privileges, Claims, demands, or Causes of Action, whether arising by statute or common law, and whether arising under the laws of the United States, other countries, or applicable state or local law; (c) any and all amounts owed to the Debtors, contract rights, or other rights, including without limitation rights to payment, contribution or distribution, whether due prior or subsequent to the Petition Date; and (d) all Executory Contracts, and other contracts, agreements, licenses, and leases.

g.“Available Cash” means Cash in the Debtors’ possession on the Effective Date and the net proceeds from the continued operations of the Debtors’ business, including, without limitation, recoveries from any prosecution of any Causes of Action.

h.“Avoidance Actions”  means a Cause of Action that the Debtors or their Estates may assert under sections 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code (or any state, county, municipal or local law equivalent.

i.“Ballot” means the ballot, the form of which has been approved by the Bankruptcy Court, accompanying the Disclosure Statement provided to each Holder of a Claim entitled to vote to accept or reject this Plan.

j.“Bankruptcy Code” or “Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., including any amendments thereto, in effect during the Bankruptcy Cases.

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

k.“Bankruptcy Court” or “Court” means the United States Bankruptcy Court for the Southern District of Florida, Miami Division, in which the Chapter 11 Cases are pending.

l.“Bankruptcy Rules” or “Rules” means the Federal Rules of Bankruptcy Procedure promulgated under Title 28, United States Code § 2075, as amended and the local rules for the Bankruptcy Court as now in effect or as the same may from time to time hereafter be amended.

m.“Bar Date Order” means that certain “Notice of Chapter 11 Bankruptcy Case, Meeting of Creditors, & Deadlines” dated as of September 23, 2020 [ECF No. 9], establishing December 1, 2020 as the general bar date for filing proofs of Claim in the Chapter 11 Cases, with only those exceptions permitted thereby.

n.“Books and Records” means, with respect to the Debtors, all books and records of such Debtor(s), including, without limitation, all documents and communications of any kind, whether physical or electronic.

o.“Business Day” means any day that is not a Saturday, a Sunday or “legal holiday” as such term is defined in Bankruptcy Rule 9006(a).

p.“Cash” means cash or cash equivalents, including but not limited to, wire transfers, checks and other readily marketable direct obligations of the United States of America and certificates of deposit issued by banks.

q.Cash Flow” means the Debtors’ or the Reorganized Debtors’, as the case may be, EBITDA.

r.“Chapter 11 Cases” means the Debtors’ bankruptcy cases that are pending before the United States Bankruptcy Court for the Southern District of Florida, Miami Division, pursuant to Chapter 11 of the Bankruptcy Code, in the Jointly Administered Chapter 11 Bankruptcy Cases of IT’SUGAR FL I, LLC (Case No. 20-20259); IT’SUGAR, LLC (Case No. 20-20261); IT’SUGAR Atlantic City, LLC (Case No. 20-20263); and IT’SUGAR FLGC, LLC (Case NO. 20-20264).

s.“Claim” means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured; or (c) any other claim, as such term is defined in section 101(5) of the Bankruptcy Code.

t.“Claims Objection Bar Date” means the bar date for objecting to proofs of Claim, which shall be sixty (60) days after the Effective Date; provided, however, that the Debtors or Reorganized Debtors, as applicable, may seek additional extensions of this date from the

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

Bankruptcy Court, with notice only to those parties entitled to notice in the Chapter 11 Cases pursuant to Bankruptcy Rule 2002. A party requesting to extend the Claims Objection Bar Date may specify which entities may benefit from such an extension.

u.“Class” means a category of Holders of Claims or Equity Interests as set forth in Article III of the Plan and pursuant to section 1122(a) of the Bankruptcy Code.

v.“Confirmation” means the process leading to confirmation of the Plan, including the entry of the Confirmation Order pursuant to 11 U.S.C. § 1129.

w.“Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on its docket.

x.“Confirmation Hearing” means the hearing before the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan.

y.“Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code; as such order may be amended, modified or supplemented.

z.“Contingent” means, with reference to a Claim, a Claim that has not accrued or is not otherwise payable and the accrual of which or the obligation to make payment on which is dependent upon a future event that may or may not occur.

aa.“Creditor” has the same meaning ascribed in 11 U.S.C. § 101(10) of the Bankruptcy Code and shall refer to any Holder of a Claim against a Debtor or Holder of any Claim against property of a Debtor as defined in section 102(2) of the Bankruptcy Code.

bb.“Creditors’ Committee”  shall mean the Official Committee of Unsecured Creditors appointed in these Chapter 11 Cases pursuant to the Appointment and Notice of Appointment of Joint Committee of Creditors Holding Unsecured Claims in the Jointly Administered Cases [ECF No. 110] as may be reconstituted from time to time.

cc.“Cure” means a Claim for all unpaid monetary obligations, or adequate assurance of cure or compensation, or other amounts as may be agreed upon by the parties, under an executory contract or unexpired lease (or assumed or assumed and assigned) by any Debtor pursuant to section 365 of the Bankruptcy Code or the Plan.

dd.“Cure Claim” means a Claim for a Cure.

ee.“Debtors”  collectively means (1) IT’SUGAR FL I, LLC, (2) IT’SUGAR, LLC, (3) IT’SUGAR Atlantic City, LLC and (4) IT’SUGAR FLGC, LLC and where applicable, the Estates thereof.

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

ff.“Debtor(s) in Possession” means the Debtors collectively, and each Debtor individually, with the status and rights conferred by sections 1107 and 1108 of the Bankruptcy Code.

gg.“DIP Loan” means the senior secured postpetition financing received by the Debtors under the DIP Loan Documents.

hh.“DIP Loan Documents” means the terms and conditions of that certain Loan and Security Agreement by and among the Debtors, as borrowers, and SHL, as lender.

ii.“Disallowed” means, when referring to a Claim, a Claim or any portion of a Claim that has been disallowed or expunged by a Final Order of a Court.

jj.“Disclosure Statement” means the disclosure statement for the Plan filed by the Plan Proponents and approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code (including all schedules and exhibits thereto) as such disclosure statement may be amended or modified from time to time.

kk.“Disclosure Statement Approval Order” means that certain order of the Bankruptcy Court, dated [TBD] (Doc. No. [TBD]) approving, among other things, the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code, and setting various deadlines in connection with Confirmation of the Plan.

ll.“Disputed” means, with respect to any Claim: (a) listed on the Schedules as unliquidated, disputed or contingent, unless a proof of Claim has been filed in a liquidated, non-contingent amount; (b) as to which the Debtors or any other party in interest, has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules; or (c) as otherwise disputed in accordance with applicable bankruptcy or insolvency law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

mm.“Disputed Claims Reserve” means the reserve funds created pursuant to Article VII  herein.

nn.“Distributions” means distributions of Cash to be made to the Holders of Allowed Claims in accordance with the Plan.

oo.“Distribution Agent” means the Person or Entity responsible for making Distributions under the Plan, and which may be Reorganized Debtors.

pp.“EBITDA” means earnings before interest, taxes, depreciation and amortization (EBITDA).

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

qq.“Effective Date” means the first Business Day after the Confirmation Date selected by the Plan Proponents on which the conditions precedent specified in Article VIII of this Plan have been either satisfied or waived. Within five (5) Business days of the Effective Date, notice of the Effective Date shall be filed in the Bankruptcy Court.

rr.“Entity” has the meaning ascribed in 11 U.S.C. § 101(15).

ss.“Equity Interests” or “Interests” means any ownership interest or share in any of the Debtors (including, without limitation all rights to obtain such an interest or share in any of the Debtors.

tt.“Estate(s)” means the estates created in these Chapter 11 Cases for the Debtors pursuant to section 541 of the Bankruptcy Code.

uu.“Executory Contract” means every unexpired lease to which any of the Debtors are a party, and every other contract that is subject to being assumed or rejected by any of the Debtors under section 365 of the Bankruptcy code, pursuant to the Plan or pursuant to separate motion.

vv.“Exit Facility” means exit financing in the form of a senior secured debt facility in the aggregate principal amount of up to $13 million to be entered into by the Reorganized Debtors and SHL as contemplated in Article 5.4 of this Plan, pursuant to the Exit Facility Documents.

ww.“Exit Facility Documents” means the documentation providing for and/or entered into in connection with the Exit Facility (each as amended, modified or supplemented from time to time in accordance with the terms thereof).

xx.“Final Decree” means the Bankruptcy Court’s final decree pursuant to section 350(a) of the Bankruptcy Code and Bankruptcy Rules 3022 and 5009 closing the Chapter 11 Cases after the Estates have been fully administered.

yy.“Final Distribution” means the final Distribution to the Holders of Allowed Claims after all Causes of action have been liquidated and converted to Cash or abandoned.

zz.“Final Distribution Date” means the date as soon as practicable after the last to occur of: (a) the date that the last Claim becomes an Allowed Claim; or (b) the date upon which all Causes of Action have been liquidated and converted to Cash or abandoned.

aaa.“Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to file an appeal, motion for reconsideration or rehearing, or request for a stay has expired with no appeal, motion for reconsideration or rehearing, or request for a stay having been timely filed.

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

bbb.“General Unsecured Claims” means Claims against any Debtor that are not Administrative Expense Claims, a Secured Claim, a Priority Claim, a Subordinated Claim, an Intercompany Claim, any other class of Claim as defined in Article III, or Interests.

ccc.“Holder” means an Entity or individual holding a Claim or Interest, as applicable or any authorized agent who has completed, executed and delivered a Ballot in according with the applicable voting instructions.

ddd.“Impaired” means “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code, with respect to a Claim, Equity Interest, or Class of Claims or Equity Interests.

eee.“Insider” has the meaning ascribed in section 101(31) of the Bankruptcy Code.

fff.“Intercompany Claim” shall mean any Claim held by one Debtor against another Debtor arising at any time before the Effective Date.

ggg.“IT’SUGAR” means “IT’SUGAR, LLC.

hhh.“Lien”  means any mortgage, lien, charge, security interest, encumbrance, or other security device of like kind affecting any asset or property of the Debtors as contemplated by section 101(37) of the Bankruptcy Code, but only to the extent that such interest is recognized as valid by a court of competent jurisdiction if the validity or scope of such interest is challenged by Debtors or any other party with standing to bring such a challenge.

iii.“LLC Agreement” means the Sixth Amended and Restated LLC Agreement of IT’SUGAR, LLC.

jjj.“Order” means a determination, decree, adjudication or judgment issued or entered by the Bankruptcy Court.

kkk.“Other Priority Claims” means Claims accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than Priority Tax Claims.

lll.“Person” means an individual, corporation, limited partnership, general partnership, association, limited liability company, estate, trust, joint venture, unincorporated organization, any governmental unit, other entity or group.

mmm.“Personal Property” means all tangible personal property of the Debtors.

nnn.“Petition Date” means September 22, 2020, the date on which the Debtors filed their voluntary petitions for relief under Chapter 11 of the Bankruptcy Code.

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

ooo.“Plan” means this Chapter 11 Plan of Reorganization (as may be amended from time to time, and including all addenda, exhibits, schedules and other attachments hereto, as any of the same may be amended from time to time, all of which are incorporated herein by reference).

ppp.Plan Documents” means all documents that aid in effectuating the Plan, including, without limitation, all addenda, exhibits, schedules, and the Plan Supplement, which documents (as may be amended, modified or supplemented from time to time) shall be in form and substance reasonably acceptable to the Plan Proponents.

qqq.“Plan Payments” means payments made by the Debtors or Reorganized Debtors pursuant to the terms of the Plan.

rrr.“Plan Proponents” means the Debtors.

sss.“Plan Supplement” means the supplement, if any, to the Plan containing certain documents and forms of documents specified in the Plan each in form and substance reasonably acceptable to the Plan Proponents, which documents and forms shall be filed with the Bankruptcy Court no later than ten (10) days prior to the commencement of the hearing on confirmation of the Plan.

ttt.“Prepetition” means the period of time preceding the Petition Date and concluding on the Petition Date.

uuu.“Prepetition Line of Credit” means the revolving line of credit evidenced by that certain Credit Agreement dated August 24, 2018, as amended, in the principal amount of $6 million as of the Petition Date, by and among IT’SUGAR, as borrower, and SHL, as lender.

vvv.“Prepetition Equipment Loan” means the equipment loan evidenced by that certain Master Loan and Security Agreement No. 45868-7000 dated September 6, 2018, by and among certain of the Debtors, as borrowers, and Banc of America Leasing and Capital, LLC and that certain Equipment Security Note Number 001 dated September 6, 2018, executed by IT’SUGAR in the original principal amount of $620,074.91, which loan was assigned to SHL prepetition.

www.“Priority Claim” means a Claim to the extent that it is of the kind described in, and entitled to priority under sections 507(a)(3), (a)(4), (a)(5), (a)(6), (a)(7), (a)(8) or (a)(9) of the Bankruptcy Code.

xxx.“Priority Non-Tax Claim” means a Claim to the extent that it is of the kind described in, and entitled to priority under sections 507(a)(3), (a)(4), (a)(5), (a)(6), (a)(7) or (a)(9) of the Bankruptcy Code, that is not a Priority Tax Claim.

yyy.“Priority Tax Claim” means every Unsecured Claim or portion thereof that is entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

zzz.“Priority Unsecured Claim” means every Unsecured Claim or portion thereof that is not an Administrative Expense Claim or a Priority Tax Claim, and that is entitled to priority under any applicable provision of section 507 of the Bankruptcy Code.

aaaa.“Pro Rata” shall mean the proportion (expressed as a percentage) that the amount of a Claim in a particular Class or Classes bears to the aggregate amount of all Claims (including Disputed Claims, but excluding disallowed Claims) in such Class or Classes, unless this Plan provides otherwise.

bbbb.“Professional(s)” means: (i) any professional retained by the Debtors or the Creditors Committee in the Chapter 11 Cases pursuant to an order of the Bankruptcy Court in accordance with Bankruptcy Code §§ 327 or 1103; (ii) any attorney or accountant seeking compensation or reimbursement of expenses pursuant to Bankruptcy Code § 503(b); and (iii) any entity whose fees and expenses are subject to approval by the Bankruptcy Court as reasonable pursuant to Bankruptcy Code § 1129(a)(4).

cccc.“Professional Claim” means an Administrative Expense Claim of a Professional for compensation and/or reimbursement of expenses pursuant to section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code in connection with an application made to the Bankruptcy Court in this Chapter 11 Case.

dddd.“Proof of Claim” means the form filed with the Bankruptcy Court by a Creditor on which the specifics of a Claim are set forth as required by the Bankruptcy Code and the Bankruptcy Rules.

eeee.“Proof of Interest” means the form filed with the Bankruptcy Court by an Equity Interest Holder on which the specifics of an Equity Interest are set forth as required by the Bankruptcy Code and the Bankruptcy Rules.

ffff.“Property of the Estate” shall have the meaning ascribed to it in section 541 of the Bankruptcy Code.

gggg.“Property Tax Administrative Expense Claim”  means every Claim of any state or local governmental unit that is an Administrative Expense Claim for unpaid property taxes, unpaid personal property taxes, or unpaid sales taxes or leasing taxes, and every prorated portion thereof arising on and after the Petition Date until the Effective Date. Allowed Property Tax Administrative Expense Claims will be classified and paid under the Plan as the Plan provides for Administrative Expense Claims.

hhhh.“Record Date” means the date that the Disclosure Statement is conditionally approved by the Bankruptcy Court.

iiii.“Rejection Claim” means a claim for damages resulting from the rejection of an executory contract by the Debtors pursuant to Article IV of the Plan.

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

jjjj.“Released Parties” means, collectively, (i) the Debtors, (ii) the Debtors’ Professionals, (iii) the Creditors’ Committee and its members (solely in their capacity as members of the Creditors’ Committee), (iv) the Creditors’ Committee’s Professionals, (v) the Plan Proponents, (vi) SHL, (vii) BBX Capital, Inc., and (viii)  the current and former Representatives of each of the foregoing described in clauses “(i)” through “(vii)” hereof.

kkkk.“Reorganized Debtors” refers to the Debtors upon the Effective Date in accordance with the Plan, and their successors.

llll.“Representatives” means, with regard to an Entity (including the Debtors), any current or former members, equity holders, officers, directors, managers, principals, partners, employees, attorneys, Professionals, accountants, investment bankers, financial advisors, consultants, agents and other representatives (including their respective officers, directors, employees, independent contractors, members and professionals.

mmmm.“Schedules” means the Debtors’ schedules of assets and liabilities filed with the clerk of the Bankruptcy Court pursuant to Bankruptcy Rule 1007, as they have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009.

nnnn.“Secured Claims” means Claim(s) against the Debtors that are secured by a Lien on property in which the Estates have an interest, which Liens are valid, perfected and enforceable under applicable law or by reason of a Final Order, or that are subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the Estates’ interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

oooo.“Secured Tax Claim” means a Claim secured by a statutory lien on Assets for unpaid taxes on such Assets.

pppp.“Security Interest” shall have the meaning ascribed to it in section 101(51) of the Bankruptcy Code.

qqqq.“SHL” means SHL Holdings, Inc., a Florida corporation and wholly owned subsidiary of BBX Capital, Inc.

rrrr.“Subordinated Claims” means (a) any Claim of any Person or Entity that is liable with the respective Debtor on or has secured the Claim of another creditor to the extent that such co-obligor’s Claim is for indemnity, contribution, or reimbursement and is not Allowed on or before the Confirmation Date, (b) any Claim for penalties or punitive damages and any other Claim of the type described in section 726(a)(4) of the Bankruptcy Code (and notwithstanding the general inapplicability of Chapter 7 of the Bankruptcy Code), including any lien securing such Claim, (c) any Claim subordinated under section 510 of the Bankruptcy Code and any lien securing such

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

Claim, or (d) any Claim subordinated per the terms of this Plan or otherwise by Final Order of the Bankruptcy Court.

ssss.“Tax Code” means the United States Internal Revenue Code of 1986, as amended.

tttt.“Tax Returns” means all tax returns, reports, certificates, forms or similar statements or documents, including amended tax returns or requests for refunds.

uuuu.“Unclaimed Property” means any Cash, or any other property of the Debtors unclaimed for a period of six (6) months after any Distribution or, in the event that the Distribution was made on the Final Distribution Date, six (6) months after the Final Distribution Date.

vvvv.“Unimpaired” means not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code, with respect to a Claim, Equity Interest, or Class of Claims or Equity Interests.

wwww.“United States Trustee” shall have the meaning ascribed to it in 28 U.S.C. § 581 et. seq. and, as used in the Plan, means the office of the United States Trustee for Region 21 located in the Southern District of Florida, Miami, Florida.

xxxx.“Voting Deadline”  means the date set in an order of the Bankruptcy Court as the deadline for the return of Ballots accepting or rejecting the Plan.

yyyy.“Waived Avoidance Actions” means those Avoidance Actions held by the Debtors or their Estates on the Effective Date against holders of General Unsecured Claims in Class 4 (“General Unsecured Claims”), which shall be released and waived upon the Effective Date.

III.Rules of Interpretation.

For purposes of the Plan, (a) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (c) unless otherwise specified, all references in the Plan to Articles, Sections, Schedules and Exhibits are references to Articles, Sections, Schedules and Exhibits of or to the Plan (d) the words “herein” and “hereto” refer to the Plan in their entirety rather than to a particular portion of the Plan; (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

MELAND BUDWICK

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IV.Computation of Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006 shall apply.

V.United States Currency.

All references herein to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

VI.Exhibits.

All exhibits and schedules, if any, to the Plan are incorporated into and are part of the Plan as if set forth herein.  All exhibits and schedules to the Plan, shall be filed with the Clerk of the Bankruptcy Court not later than three (3) days prior to the deadline set by the Bankruptcy Court to vote to accept or reject the Plan.  Such exhibits may be inspected in the office of the Clerk of the Bankruptcy Court during normal hours of operation of the Bankruptcy Court.  Holders of Claims or Equity Interests may also obtain a copy of such exhibits, once filed, from the Debtors’ counsel by a written request sent to the following address:

Meland Budwick, P.A.

3200 Southeast Financial Center

200 South Biscayne Boulevard

Miami, Florida 33131

Attn: Joshua W. Dobin

Telephone: 305.358.6363

Email: jdobin@melandbudwick.com

ARTICLE II

PROVISIONS FOR PAYMENT OF ALLOWED ADMINISTRATIVE EXPENSE CLAIMS, PRIORITY TAX CLAIMS AND STATUTORY FEES

2.1Administrative Expense Claims and Professional Claims.

Each Holder of an Allowed Administrative Expense Claim (including Professional Claims) shall, in full and final satisfaction, settlement, release and discharge thereof, and in exchange thereof, be paid the Allowed amount of its Administrative Expense Claim, in full, in Cash, on the Effective Date, or upon such other terms as may be agreed upon by the Holder of the claim and the Debtor, or, if the Claim does not become Allowed prior to the Effective Date, on the date the Allowed Amount of such claim is determined by Final Order of the Bankruptcy Court.

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3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

With the exception of Professionals seeking the allowance and payment of Professional Claims, all requests for payment of Administrative Expense Claims, except Administrative Expense Claims filed or asserted pursuant to § 503(b)(9) of the Bankruptcy Code (which are covered by separate Court order) (ECF No. 94) shall be filed by the Administrative Expense Claims Bar Date. If such requests for payment of Administrative Expense Claims are not so timely filed, the Administrative Expense Claims will be Disallowed Claims and will be automatically deemed forever barred and the Holders of such Disallowed Claims shall be forever barred, estopped and enjoined from asserting such Claims in any manner against the Debtors, the Estates or the Reorganized Debtors, and without the need for any objection by the Debtors or the Reorganized Debtors, as the case may be, and without any further notice or action, order or approval of the Bankruptcy Court.

2.2Priority Tax Claims.

The Debtors shall pay each holder of an Allowed Priority Tax Claim, in satisfaction of such Allowed Priority Tax Claim, the full unpaid amount of such Allowed Priority Tax Claim in Cash, on the later of (i) the Effective Date, (ii) the date such Allowed Priority Tax Claim becomes Allowed or as soon as practicable thereafter and (iii) the date such Allowed Priority Tax Claim is payable under applicable non-bankruptcy law; provided, however, that the Debtors shall not pay any premium, interest or penalty in connection with such Allowed Priority Tax Claim.

2.3Priority Claims (Non-Tax).

Except to the extent that the Holder and the Debtors have agreed or may agree to different treatment, in full satisfaction of each Allowed Priority Claim (non-tax), exclusive of Priority Tax Claims under 11 U.S.C. § 507(a)(8), each Holder of an Allowed Priority Claim shall receive payment of such Claim in full in Cash on the Effective Date. Payment will be made on the Effective Date or the date on which such Priority Claim becomes Allowed.

2.4DIP Loan Claims.

Except to the extent that SHL agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed DIP Loan Claim, SHL shall be paid in full through the Exit Facility. Upon the payment or satisfaction of the Allowed DIP Loan Claims in accordance with this Article II, all Liens and security interests granted to secure the Allowed DIP Loan Claims shall be automatically terminated and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

2.5United States Trustee Fees; Claims for Statutory Fees; Quarterly Reports.

The Reorganized Debtors shall pay the U.S. Trustee the appropriate sum required pursuant to 28 U.S.C. § 1930(a)(6), within ten (10) days of the Effective Date, for pre-confirmation periods.

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The Reorganized Debtors shall further pay the U.S. Trustee the appropriate sum required pursuant to 28 U.S.C. § 1930(a)(6) for post-confirmation periods within the time period set forth in 28 U.S.C. § 1930(a)(6), based upon all post-confirmation disbursements made by the Debtors or Reorganized Debtors, as applicable, until the earlier of the closing of this case by the issuance of a Final Decree by the Bankruptcy Court, or upon the entry of an Order by the Bankruptcy Court dismissing this case or converting this case to another chapter under the United States Bankruptcy Code. After the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall file a quarterly Post-Confirmation Operating Report which shall include, among other things, all payments made under the Plan and payments made in the ordinary course of business. Each Debtor or Reorganized Debtor, as applicable, shall remain obligated to pay quarterly fees to the Office of the U.S. Trustee until the earliest of that particular Debtor’s or Reorganized Debtors’, as applicable, case being closed pursuant to the terms of this Plan, dismissed or converted to a case under chapter 7 of the Bankruptcy Code.

Any United States Trustee Fees owed on or before the Effective Date will be paid when due in the ordinary course from cash on hand.

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

ARTICLE III

CLASSIFICATION, IMPAIRMENT AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

3.1Classification.

The Plan constitutes a separate chapter 11 plan of reorganization for each Debtor. All Claims and Equity Interests, except Administrative Expense Claims (including Professional Claims), Priority Tax Claims and Claims for Statutory Fees, are placed in Classes as described below. A Claim or Equity Interest is placed in a particular Class for all purposes, including voting, confirmation, and Distribution under the Plan and under §§ 1122 and 1123(a)(1) of the Bankruptcy Code; provided, that a Claim or Equity Interest is placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim or Equity Interest is an Allowed Claim or an Allowed Equity Interest in that Class and such Allowed Claim or Allowed Equity Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

It is not possible to predict precisely the total amount of Claims in a particular Class or the Distributions that will be ultimately paid to Holders of Claims in the different Classes because of the variables involved in the calculations (including the results of the claims objection process).

3.2Summary.

The categories of Claims and Equity Interests listed below, which exclude Administrative Expense Claims and Priority Claims (Tax and Non-Tax) in accordance with section 1123(a)(1) of the Bankruptcy Code, are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan.

The following table designates the Classes of Claims against and Equity Interests in the Debtors and specifies which of those Classes are (a) Impaired or Unimpaired by the Plan and (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code.

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

CLASS	TYPE OF CLAIM OR EQUITY INTEREST	STATUS	TREATMENT	ENTITLED TO VOTE?
Class 1	Allowed Other Priority Claims	Unimpaired

Except to the extent that a holder of an Allowed Other Priority Claim has been paid by the Debtors prior to the Effective Date or agrees to a less favorable classification and treatment, each holder of an Allowed Other Priority Claim shall receive the full unpaid amount of such Allowed Other Priority Claim in Cash, on the later of (i) the Effective Date or as soon as practicable thereafter, (ii) the date such Allowed Other Priority Claim becomes Allowed or as soon as practicable thereafter and (iii) the date such Allowed Other Priority Claim is payable under applicable non-bankruptcy law; provided, however, that the Debtors shall not pay any premium, interest or penalty in connection with such Allowed Other Priority Claim.

No

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Class 2	Allowed Secured Claim of SHL Holdings, Inc.	Impaired

(1) Except to the extent that SHL agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Prepetition Line of Credit Secured Claim, SHL shall be paid in full through the Exit Facility. Upon payment or satisfaction of the Allowed Prepetition Line of Credit Secured Claim, all Liens and security interests granted to secure the Allowed Prepetition Line of Credit Secured Claim shall be automatically terminated and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

(2) Except to the extent that SHL agrees to a less favorable treatment of its Allowed Prepetition Equipment Loan Secured Claim, SHL’s Allowed Prepetition Equipment Loan Secured Claim shall be assumed, ratified, and reinstated.

Yes

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Class 3	Allowed Secured Construction/Mechanics Lien Claims	Impaired

Except to the extent that a holder of an Allowed Secured Construction / Mechanic’ Lien Claim has been paid by the Debtors prior to the Effective Date or agrees to a less favorable classification and treatment, each holder of an Allowed Secured Construction / Mechanic’ Lien Claim shall receive the full unpaid amount of such Allowed Secured Construction / Mechanic’ Lien Claim, in Cash, on the later of: (i) the Effective Date or as soon as practicable thereafter; (ii) the first Business Day after the date that is ten (10) Business Days after the date such Claim becomes an Allowed Secured Claim; and (iii) the date or dates agreed to by the Debtors and the holder of the Allowed Secured Construction / Mechanic’ Lien Claim.

Yes
Class 4	Allowed General Unsecured Claims	Impaired

One-time distribution comprised of 15% of the respective Allowed General Unsecured Claim on the later of: (i) the Effective Date or as soon as practicable thereafter; (ii) the first Business Day after the date that is ten (10) Business Days after the date such Claim becomes an Allowed General Unsecured Claim; and (iii) the date or dates agreed to by the Debtors and the holder of the General Unsecured Claim.

Yes
Class 5	Subordinated Claims	Impaired	No Distribution shall be made under the Plan from the Estates in respect of the Subordinated Claims.	No; Deemed to reject the Plan

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Class 6	Equity Interests in the Debtors	Impaired	No Distribution shall be made under the Plan from the Estates in respect of the Equity Interests.	No; Deemed to reject the Plan

3.3Separate Classes and Treatment.

No Class, member of any Class or Holder of any Claim against the Debtors shall be entitled to or receive Cash or other property allocated for distribution to any other Class or to a Holder of a Claim, except as expressly specified in the Plan. The Reorganized Debtors shall not distribute any Cash or other property allocated to a Class, member of any Class or a Holder of a Claim to any other Class or member thereof or Holder of a Claim, except as expressly specified in the Plan or the Confirmation Order.

3.4Claims May be in More than One Class.

A Claim is part of a particular Class only to the extent that the Claim qualifies within the definition of that Class and such Claim is part of a different Class to the extent that the remainder of the Claim qualifies within the description of a different Class.

Class 1 – Allowed Other Priority Claims

3.5Allowed Other Priority Claims (Class 1).

3.5.1Classification: Class 1 is comprised of Priority Claims other than Priority Tax Claims.

Nature and Treatment of Allowed Other Priority Claims: As of the Petition Date Priority Claims other than Priority Tax Claims amount to approximately $458,089.00 (“Other Priority Claims”). Except to the extent that a holder of an Allowed Other Priority Claim has been paid by the Debtors prior to the Effective Date or agrees to a less favorable classification and treatment, each holder of an Allowed Other Priority Claim shall receive the full unpaid amount of such Allowed Other Priority Claim in Cash, on the later of (i) the Effective Date or as soon as practicable thereafter, (ii) the date such Allowed Other Priority Claim becomes Allowed or as soon as practicable thereafter and (iii) the date such Allowed Other Priority Claim is payable under applicable non-bankruptcy law; provided, however, that the Debtors shall not pay any premium, interest or penalty in connection with such Allowed Other Priority Claim.

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

3.5.2Voting: Class 1 is unimpaired. The Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

Class 2 – Allowed Secured Claim of SHL Holdings, Inc.

3.6Allowed Secured Claim of SHL Holdings, Inc. (Class 2).

3.6.1Classification: Class 2 is comprised of the Allowed Secured Claim of SHL Holdings, Inc.

3.6.2Nature and Treatment of Allowed Secured Claim of SHL Holdings, Inc.:

As of the Petition Date, the Debtors acknowledge that SHL is owed $6,000,000.00 on account of its Allowed Prepetition Line of Credit Secured Claim. Except to the extent that SHL agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Prepetition Line of Credit Secured Claim, SHL shall be paid in full through the Exit Facility. Upon payment or satisfaction of the Allowed Prepetition Line of Credit Secured Claim, all Liens and security interests granted to secure the Allowed Prepetition Line of Credit Secured Claim shall be automatically terminated and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

As of the Petition Date, the Debtors acknowledge that SHL is owed $148, 653 on account of its Allowed Prepetition Equipment Loan Secured Claim. Except to the extent that SHL agrees to less favorable treatment, SHL’s Allowed Prepetition Equipment Loan Secured Claim shall be assumed, ratified, and reinstated.

3.6.3Voting: Class 2 is impaired. The Holder of Claims in Class 2 is entitled to vote to accept or reject the Plan.

Class 3 – Allowed Construction / Mechanic’s Lien Claims

3.7Allowed Construction / Mechanic’s Lien Claims (Class 3):

3.7.1Classification. Class 3 is comprised of the Allowed Construction / Mechanic’s Lien Claims.

3.7.2Nature and Treatment of Allowed Construction/Mechanic’s Lien Claims:   As of the Petition Date Construction / Mechanic’s Lien Claims amount to approximately $405,090.00 (“Construction / Mechanic’s Lien Claims”). Except to the extent that a holder of an Allowed Secured Construction / Mechanic’ Lien Claim has been paid by the Debtors prior to the Effective Date or agrees to a less favorable classification and treatment, each holder of an Allowed Secured Construction / Mechanic’ Lien Claim shall receive the full unpaid amount of such Allowed Secured Construction / Mechanic’ Lien Claim, in Cash, on the later of: (i) the Effective Date or as

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

soon as practicable thereafter; (ii) the first Business Day after the date that is ten (10) Business Days after the date such Claim becomes an Allowed Secured Claim; and (iii) the date or dates agreed to by the Debtors and the holder of the Allowed Secured Claim.

3.7.3Voting. Class 3 is impaired. The Holder of Claims in Class 3 is entitled to vote to accept or reject the Plan.

Class 4 – Allowed General Unsecured Claims

3.8Allowed General Unsecured Claims (Class 4).

3.8.1Classification: Class 4 is comprised of Allowed General Unsecured Claims against all Debtors.

3.8.2Nature and Treatment of Allowed General Unsecured Claims: As of the Petition Date General Unsecured Claims amount to approximately $10,396,241.00.  In full satisfaction of the Allowed Class 4 Claims, holders of such claims shall receive a one-time lump sum distribution comprised of 15% of the respective Allowed General Unsecured Claim on the later of: (i) the Effective Date or as soon as practicable thereafter; (ii) the first Business Day after the date that is ten (10) Business Days after the date such Claim becomes an Allowed General Unsecured Claim; and (iii) the date or dates agreed to by the Debtors and the holder of the General Unsecured Claim.

3.8.3Voting: Class 4 is impaired. The Holders of Claims in Class 4 are entitled to vote to accept or reject the Plan.

Class 5 – Subordinated Claims

3.9Subordinated Claims (Class 5).

3.9.1Classification: Class 5 is comprised of subordinated claims.

3.9.2Nature and Treatment of Subordinated Claims: No Distribution shall be made under the Plan from the Estates in respect of the Subordinated Claims.

3.9.3Voting: Class 5 is impaired but is deemed to reject the Plan and not entitled to vote.

Class 6 – Equity Interests

3.10Equity Interests (Class 6).

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

3.10.1Classification: Class 6 is comprised of any and all ownership interests currently issued or authorized in the Debtors.

3.10.2Nature and Treatment of Equity Interests:  On the Effective Date, 100% of the equity in each Reorganized Debtor shall revest in the respective Reorganized Debtor. For the avoidance of doubt, with respect to IT’SUGAR, the rights and claims of Holders of Equity Interests as set forth in the LLC Agreement, and any and all other organizational documents of the Debtors, shall be assumed, ratified, and reinstated, including, without limitation, IT’SUGAR Holdings, LLC’s Preferred Return and Unreturned Invested Capital (as defined in the LLC Agreement).

3.10.3Voting: Class 6  is Impaired but is deemed to reject the Plan and not entitled to vote.

ARTICLE IV

REJECTION OF UNEXPIRED LEASES AND EXECUTORY CONTRACTS / REJECTION CLAIMS / INJUNCTION

4.1General Treatment: Rejected if not Previously Assumed.

Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, upon the Effective Date, all executory contracts and unexpired leases that exist between the Debtors and any Person or Entity shall be deemed rejected by the Debtors, except for any executory contract or unexpired lease (i) that has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) as to which a motion for approval of the assumption of such executory contract or unexpired lease has been filed and served prior to the Effective Date, or (iii) that is specifically designated as an executory contract or unexpired lease to be assumed on the attached Schedule of Assumed Executory Contracts and Unexpired Leases, provided however, that the Plan Proponents reserve the right, on or prior to the Confirmation Date, to amend the Schedule of Assumed Executory Contracts and Unexpired Leases to delete any executory contract therefrom, or add any executory contract, in which event such executory contract(s) shall be deemed to be, respectively, either rejected or assumed as of the Effective Date. Subject to the occurrence of the Effective Date, entry of the Confirmation Order shall constitute approval of such assumption or rejection pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption or rejection is in the best interests of the Debtors, the Reorganized Debtors, their Estates, and all parties in interest in the Chapter 11 Cases.

4.2Bar to Claims Arising from Rejection; Termination or Expiration.

Claims created by the rejection of executory contracts or unexpired leases under the Plan (including, without limitation, the rejection provided in Article 4.1 herein (“General Treatment; Rejected if not Previously Assumed”) or the expiration or termination of any executory contract

MELAND BUDWICK

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or unexpired lease prior to the Confirmation Date must be filed with the Bankruptcy Court and served on the Debtors or Reorganized Debtors, as applicable, not later than thirty (30) days after the Effective Date or thirty (30) days after entry of an Order rejecting such contract or lease if such Order is entered after the Effective Date. Any rejection claim for which a proof of claim is not filed and served within the time provided herein will be forever barred from assertion and shall not be enforceable against the Debtors, or their estates, assets, properties, or interests in property, or the Reorganized Debtors, or their estate, assets, properties, or interests in property.  Nothing contained herein shall be deemed an admission by the Debtors or any of them that such rejection gives rise to or results in a Claim or shall be deemed a waiver by the Debtors or the Reorganized Debtors of any objections to such Claim if asserted.

4.3Assumption of Executory Contracts and Unexpired Leases.

4.3.1Assumption of Executory Contracts and Unexpired Leases; Schedule of Assumed Executory Contracts and Unexpired Leases.  The Debtors are assuming all of the executory contracts and unexpired leases listed on the Schedule of Assumed Executory Contracts and Unexpired Leases attached hereto as Exhibit “A”,  and the Plan shall be deemed to be a Motion pursuant to Rule 9013 by the Debtors to assume the Executory Contracts and Unexpired Leases set forth on the attached Exhibit A. Unless subject to separate motion and order of the Bankruptcy Court, the Confirmation Order will constitute an order of the Bankruptcy Court approving assumption of all of the executory contracts and unexpired leases listed on the Schedule of Assumed Executory Contracts and Unexpired Leases attached to the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

4.3.2Modifications, Amendments, Supplements, Restatements, or Other Agreements.  Unless otherwise provided in the Plan, each executory contract or unexpired lease that is assumed pursuant to the Plan will include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such executory contract or unexpired lease, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated, or is rejected or repudiated pursuant to the Plan or separate motion and Final Order of the Bankruptcy Court.

4.3.3Modification of the Schedule of Assumed Executory Contracts and Unexpired Leases.  The Schedule of Assumed Executory Contracts and Unexpired Leases may be modified by either of the Plan Proponents to add or delete contracts and leases up to three (3) days prior to the scheduled Confirmation Hearing.

4.3.4Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.  With respect to each of the executory contracts or unexpired leases listed on the Schedule of Assumed Executory Contracts and Unexpired Leases, the Debtors will designate a proposed Cure and the assumption or assumption and assignment of such executory contract or unexpired lease will be conditioned

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on the disposition of all issues with respect to Cure. All Allowed Cure Claims will be satisfied by the Debtors by payment of the Cure in Cash on or as soon as reasonably practicable after the Effective Date or entry of an Order setting forth the Allowed Cure Claim is disputed as of the Effective Date or such other later date as the parties may agree. Any provisions or terms of the Debtors’ executory contracts or unexpired leases to be assumed and assigned pursuant to the Plan that are, or may be, alleged to be in default, shall be satisfied solely by the Cure, or by an agreed-upon waiver of the Cure. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any applicable Cure has been fully satisfied, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

4.3.5Confirmation Order.  Entry of the Confirmation Order will constitute a finding of adequate assurance of future performance by the Reorganized Debtors within the meaning of section 365 of the Bankruptcy Code. Any objections relating to adequate assurance of future performance, or any other matters relating to the assumption and assignment of executory contracts and unexpired leases (other than Cure Claim disputes) must be asserted as an objection to confirmation of the Plan. Assumption of any executory contract or unexpired lease pursuant to the Confirmation Order or other order of the Bankruptcy Court and payment of the Allowed Cure Claim will limit the Claims of any such contract counter-party to Claims for ongoing performance under the unexpired lease or executory contract by Reorganized Debtor pursuant to section 365(k) of the Bankruptcy Code.

4.4Rejection Claims.

Any Claim arising out of the rejection of an Executory Contract pursuant to the Confirmation Order must be filed with the Bankruptcy Court on or before thirty (30) days from the date of the Confirmation Order (the “Rejection Claim Bar Date”), and shall be served on counsel for the Debtor and the U.S. Trustee. Any such Claims not filed by the Rejection Claim Bar Date shall be discharged and forever barred. Each Allowed Claim arising from the rejection of an Executory Contract shall be treated as an Allowed General Unsecured Claim. Any Rejection Claim arising from the rejection of an unexpired lease or executory contract not barred by Section 4.2 of the Plan shall be treated as a General Unsecured Claim pursuant to Article III of this Plan. Nothing contained herein shall be deemed an admission by the Debtors that such rejection gives rise to or results in a Claim or shall be deemed a waiver by the Debtors or the Reorganized Debtors of any objections to such Claim if asserted.

4.5Injunction.

From and after the Effective Date, all Entities are permanently enjoined from commencing or continuing in any manner against the Debtors, the Reorganized Debtors, the Estates, the Creditors’ Committee, and their successors and assigns, and their assets and properties, as the case

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may be, any suit, action or other proceeding, on account of or respecting any Claim or Equity Interest, demand, liability, obligation, debt, right, Cause of Action, interest or remedy released or satisfied or to be released or satisfied pursuant to the Plan or the Confirmation Order.

Except as otherwise expressly provided for in the Plan or in obligations issued pursuant to the Plan, from and after the Effective Date, all Entities shall be precluded from asserting against the Debtors, the Reorganized Debtors, the Estates, the Creditors’ Committee, and their successors and assigns and their assets and properties, any other Claims or Equity Interests based upon any documents, instruments, or any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, solely to the extent that (a) such Claims or Equity Interests have been released or satisfied pursuant to the Plan or the Confirmation Order or (b) such Claims, Equity Interests, actions or assertions of Liens relate to property that will be distributed pursuant to the Plan or the Confirmation Order.

The rights afforded in the Plan and the treatment of all Claims and Equity Interests in the Plan shall be in exchange for and in complete satisfaction of Claims and Equity Interests against the Debtors or any of their assets or properties solely to the extent that (a) such Claims or Equity Interests have been released or satisfied pursuant to the Plan or the Confirmation Order or (b) such Claims, Equity Interests, actions or assertions of Liens relate to property that will be distributed pursuant to the Plan or the Confirmation Order.

Except as otherwise expressly provided for in the Plan or in obligations issued pursuant to the Plan, all Persons and Entities are permanently enjoined, on and after the Effective Date, on account of any Claim or Equity Interest satisfied and released pursuant to the Plan or Confirmation Order, from:

(a)commencing or continuing in any manner any action or other proceeding of any kind against any Debtor, any Reorganized Debtor, any Estate, the Creditors’ Committee, and their successors and assigns and their assets and properties;

(b)enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against any Debtor, any Reorganized Debtor, any Estate, the Creditors’ Committee, and their successors and assigns and their assets and properties;

(c)creating, perfecting or enforcing any encumbrance of any kind against any Debtor, any Reorganized Debtor, any Estate, the Creditors’ Committee, and their successors and assigns and their assets and properties; and

(d)commencing or continuing in any manner any action or other proceeding of any kind in respect of any Claim or Equity Interest or Cause of Action released or settled hereunder.

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4.6Release of Liens.

Except as otherwise provided herein or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges or other security interests against property of the Estates distributed under the Plan shall be fully released and discharged and all of the right, title and interest of any holder of such mortgages, deeds of trust, Liens, pledges or other security interest shall revert, as applicable, to the Debtors or Reorganized Debtors.

ARTICLE V

MEANS OF IMPLEMENTING THE PLAN

5.1Consolidation for Voting and Distribution Purposes.

The Debtors comprise a single Estate solely for the purposes of classification of Claims, voting on the Plan, confirmation of the Plan, and making Distributions under the Plan with respect to Allowed Claims against the Debtors. Such treatment shall not affect any Debtor’s status as a separate legal entity, change the organization structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, cause the transfer of any assets, nor result in the substantive consolidation of the Debtors; and, except as otherwise provided by or permitted in the Plan, all Debtors shall continue to exist as separate legal entities. Such treatment shall also not affect any Cause of Action available to any Debtor or the Debtors’ Estates. The above-described treatment serves only as a mechanism to effect a fair distribution of value to the Holders of Allowed Claims.

The Plan shall be deemed to be a motion, pursuant to Bankruptcy Rule 9013, by the Debtors for limited and partial substantive consolidation with respect to the Plan as set forth therein. Any objection by an affected Creditor to such consolidation shall be treated as an objection to Confirmation and shall be determined by the Bankruptcy Court at the Confirmation hearing. Failure to timely object to such limited or partial substantive consolidation may result in consolidation of the Debtors in accordance herewith, without further hearing.

The substantive consolidation effected pursuant to this section shall not affect, without limitation: any (a) Claim(s) or Cause(s) of Action, including, without limitation, any of the Debtor’s defenses thereto or their ability to assert any counterclaim; (b) the Debtors’ setoff or recoupment rights, or (c) the requirements for any third party to establish mutuality prior to the Debtors’ or the Estates’ substantive consolidation in order to assert a right of setoff against the Debtors, the Reorganized Debtors, or the Estates.

5.2Business Operations and Cash Flow.

The Debtors will continue to operate with reduced operating expenses and lease payments as a result of lease modifications. The Plan Proponents believe the cash flow generated from

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3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

operations following the restructuring of debt and the Exit Facility will be sufficient to make all Plan Payments.

5.3Funds Generated During Chapter 11.

Funds generated from operations through the Effective Date will be used for Plan Payments; however, the Debtors’ cash on hand as of Confirmation will be available for payment of Administrative Expense Claims.

5.4Exit Facility.

On the Effective Date, the Reorganized Debtors will enter into definitive documentation which will be filed with the Court in advance of Confirmation as a supplement to the Plan, with respect to the Exit Facility in the aggregate principal amount of up to $13 million as a first lien facility. Confirmation of the Plan shall be deemed to constitute approval of the Exit Facility and the Exit Facility Documents (including all transactions contemplated thereby and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment, which payment shall not be subject to disgorgement, of all fees, indemnities, and expenses provided for therein) and, subject to the occurrence of the Effective Date, authorization for the Reorganized Debtors to enter into and perform their obligations under the Exit Facility Documents and such other documents as may be reasonably required or appropriate, in each case, in accordance with the Exit Facility Documents. On the Effective Date, the Exit Facility Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Exit Facility Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law. On the Effective Date, all of the guarantees, mortgages, pledges, claims, liens and other security interests granted or to be granted in accordance with the Exit Facility Documents (a) shall be legal, valid, binding, and enforceable guarantees, mortgages, pledges, claims and liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents, (b) shall be deemed automatically attached and perfected on the Effective Date without the need for any further action, approval or filing, subject only to such liens and security interests as may be permitted under the Exit Facility Documents, and (c) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non bankruptcy law. The Reorganized Debtors and the Entities granted such liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish, attach, and perfect such liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the

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3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties. All such documents shall be deemed to have recorded and filed as of the Effective Date. To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors, the Reorganized Debtors, or any administrative agent under the Exit Facility Documents that are necessary to cancel and/or extinguish such liens and/or security interests.

5.5Indemnification of SHL.

The Debtors and the Reorganized Debtors, shall (a) indemnify and hold harmless SHL from and against any expense, damage or liability arising from any Cause of Action brought by any person or Entity against SHL relating to the Debtors or the Plan (including the implementation of the Plan) that, in each case, has arisen or may arise through and including the Effective Date (including any Cause of Action that arises in connection with events occurring prior to the Effective Date), and (b) promptly advance to SHL its respective defense costs and expenses related to any such Cause of Action or any Claim, in each case (i) brought against it in any case, hearing, procedure or proceeding of any kind, (ii) threatened against it by any person or Entity, or (iii) brought against a third party and that requires the discovery of SHL or reasonably requires any other intervention or involvement by SHL therein. This indemnification shall be enforceable regardless of whether any person (including the person from whom indemnification is sought) alleges or proves: (a) the sole, concurrent, contributory, or comparative negligence (whether such negligence is simple or gross) or fault of the person seeking indemnification or (b) the sole or concurrent strict liability imposed upon the person seeking indemnification.

5.6Intercompany Claims.

Except as otherwise provided herein, Intercompany Claims held by one Debtor against another Debtor (if any) shall, solely for purposes of receiving Distributions under the Plan, be deemed waived, released and Disallowed, such that no such Intercompany Claim owed from one Debtor to another Debtor shall receive a Distribution under the Plan and the applicable Debtor shall not be entitled to vote on the Plan in connection therewith.

5.7Source of Funding for Plan Distributions.

The Debtors or the Reorganized Debtors, as applicable, will use the (i) proceeds from the Exit Facility, (ii) Available Cash on the Effective Date, (iii) Cash Flow on and after the Effective Date, or, where applicable, (iv) Disputed Claims Reserve, to make all Distributions required to be

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3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

made by the Debtors or the Reorganized Debtors, as applicable, on and after the Effective Date in accordance with the Plan.

5.8Manner of Cash Payments Under the Plan.

Any Distribution pursuant to the Plan, to the extent posted in the United States mail, shall be deemed made when deposited by the Debtors or the Reorganized Debtors (or their respective agent(s)),  as applicable, into the United States mail. At the option of the Debtors or the Reorganized Debtors, as applicable, any Cash payment to be made pursuant to the Plan shall be made, at the election of the Debtors or the Reorganized Debtors, as applicable, by check drawn on a domestic bank, by wire transfer, or by ACH, from a domestic bank, or other method mutually agreed upon by the holder of the Allowed Claim and the Debtors or the Reorganized Debtors. Whenever any Distribution to be made under the Plan shall be due on a day other than a Business Day, such Distribution shall instead be made, without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on that due date.

5.9Waived Avoidance Actions.

Notwithstanding anything to the contrary herein or in the Confirmation Order, upon the Effective Date, the Debtors shall be deemed to have waived and released the Waived Avoidance Actions. Effective as of the Effective Date, the Debtors and Reorganized Debtors, as applicable, waive any right to pursue, offensively or defensively, Avoidance Actions against the holders of General Unsecured Claims in Class 4 (“General Unsecured Claims”).

5.10Post-Confirmation Operations.

Following Confirmation, the Debtors shall execute such documents and take such other actions as are necessary to make effective the transactions provided for in the Plan.

5.11Post-Confirmation Accounts.

The Debtors may establish one or more interest-bearing accounts as they determine may be necessary or appropriate to effectuate the provisions of the Plan consistent with § 345 of the Bankruptcy Code and any orders of the Bankruptcy Court.

5.12Disbursing Agent.

The Reorganized Debtors will serve as the Disbursing Agents for all Distributions to be made under the Plan. In addition, the Reorganized Debtors will oversee and direct all claim objections and all other actions required to be taken under the Plan, the Bankruptcy Code, or by order of the Bankruptcy Court.

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3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

5.13Management and Control of the Reorganized Debtors.

The operations of the Reorganized Debtors will continue to be managed by the Debtors’ management following Confirmation which will have continuing authorization to manage the day-to-day normal business operations of the Reorganized Debtors with all the powers and duties of a manager as set forth in the Debtors’ operating agreements.

5.14Closing of the Chapter 11 Cases.

Notwithstanding anything to the contrary in the Bankruptcy Rules or Local Rules providing for earlier closure of the chapter 11 case, when all Claims against the Debtors have become Allowed Claims or disallowed Claims, and the Debtors’ Cash has been distributed in accordance with the Plan, or at such earlier time as the Reorganized Debtors deem appropriate, the Reorganized Debtors shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

5.15Entity Making Distributions.

Except as otherwise provided in the Plan, Distributions to holders of Allowed Claims shall be made, and the responsibility for holding the Disputed Claims Reserve will be, by the Debtors, if before the Effective Date, or the Reorganized Debtors or the Distribution Agent, as the case may be, if on or after the Effective Date. The Debtors, the Reorganized Debtors and the Distribution Agent shall not be required to give any bond or surety or other security for the performance of their duties, unless otherwise ordered by the Bankruptcy Court.

5.16Distribution Dates.

Distributions to holders of Claims shall be made as provided in Articles II and III of this Plan. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

5.17Record Date for Distributions.

Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Record Date will be treated as the holders of those Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to the transfer may not have expired by the Record Date. The Debtors or Reorganized Debtors, as applicable, shall have no obligation to recognize any transfer of any Claim occurring after the Record Date. In making any Distribution with respect to any Claim, the Debtors or Reorganized Debtors, as applicable, shall be entitled instead to recognize and deal with, for all purposes hereunder, only the Entity that is listed on the proof of Claim filed with respect thereto or on the Schedules as the holder thereof as of the close of business on the

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3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

Record Date and upon such other evidence or record of transfer or assignment that was known to the Debtors as of the Record Date.

5.18Delivery of Distributions.

Subject to Bankruptcy Rule 9010 and except as otherwise provided herein, Distributions to the holders of Allowed Claims shall be made by the Debtors or Reorganized Debtors, as applicable, at (a) the address of each holder as set forth in the Schedules, unless superseded by the address set forth on proofs of Claim filed by such holder or (b) the last known address of such holder if no proof of Claim is filed or if the Debtors or Reorganized Debtors, as applicable, have not been notified in writing of a change of address.

5.19Undeliverable and Unclaimed Distributions.

In the event that any Distribution to any holder of an Allowed Claim made by the Debtors or Reorganized Debtors, as applicable is returned as undeliverable, the Debtors or Reorganized Debtors, as applicable, shall use commercially reasonable efforts to determine the current address of each holder, but no Distribution to such holder shall be made unless and until the Debtors or Reorganized Debtors, as applicable, has determined the then current address of such holder; provided, however, that all Distributions to holders of Allowed Claims made by the Debtors or Reorganized Debtors, as applicable, that are unclaimed for a period of ninety (90) days after the date of the first attempted Distribution shall have its, his or her Claim for such undeliverable Distribution deemed satisfied and will be forever barred from asserting any such Claim against the Debtors or Reorganized Debtors, as applicable, or their property. Any Distributions which are undeliverable or have not been negotiated within the time period set forth above shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the Debtors or Reorganized Debtors, as applicable.  The Debtors or Reorganized Debtors, as applicable,  shall have no further obligation to make any Distribution to the holder of such Claim on account of such Claim, and any entitlement of any holder of such Claim to any such Distributions shall be extinguished and forever barred; provided, however, that the holder of such Claim may receive future Distributions on account of such Claim by contacting the Debtors or Reorganized Debtors, as applicable,  at some point prior to the final Distribution.

5.20    Withholding from Distributions.

Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from Distributions pursuant to the Plan. The Debtors or Reorganized Debtors, as applicable, may withhold from amounts distributable pursuant to the Plan to any Person or Entity any and all amounts, determined in the reasonable discretion of the Debtors or Reorganized Debtors, as applicable, required to be withheld by any law, regulation, rule, ruling, directive, or other governmental requirement.

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5.21No Distributions on Late Filed Claims.

Except as otherwise provided in a Final Order of the Bankruptcy Court, any Claim as to which a proof of Claim was required to be filed and was first filed after the applicable bar date in the Chapter 11 Cases, including, without limitation, the General Bar Date and any bar date established in the Plan or in the Confirmation Order, shall automatically be deemed a late-filed Claim that is disallowed in the Chapter 11 Cases, without the need for (a) any further action by the Debtors or (b) an order of the Bankruptcy Court.  Nothing in this paragraph is intended to expand or modify the applicable bar dates or any orders of the Bankruptcy Court relating thereto.

5.22No Payments of Fractional Dollars.

Notwithstanding any other provision of the Plan to the contrary, no payment of fractional dollars shall be made pursuant to the Plan. Whenever any payment of a fraction of a dollar under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding down of such fraction to the nearest whole dollar.

5.23Interest on Claims.

Except as specifically provided for in this Plan or the Confirmation Order or required by the Bankruptcy Code, interest shall not accrue on Claims and no holder of a Claim shall be entitled to interest on any Claim accruing on or after the Petition Date. Interest shall not accrue on any General Unsecured Claim that is a Disputed Claim in respect of the period from the Effective Date to the date a final Distribution is made thereon if and after that Disputed Claim becomes an Allowed Claim. Except as expressly provided herein or in a Final Order of the Bankruptcy Court, no prepetition Claim shall be Allowed to the extent that it is for postpetition interest or similar charges.

5.24No Distribution in Excess of Allowed Amount of Claim.

Notwithstanding anything to the contrary contained in the Plan, no holder of an Allowed Claim shall receive in respect of that Claim any Distribution in excess of the Allowed amount of such Claim.

5.25De Minimis Distributions; Charitable Donation.

Notwithstanding anything to the contrary in the Plan, the Debtors or Reorganized Debtors, as applicable, shall not be required to make a Distribution to any Creditor if the dollar amount of the Distribution is less than $10 or otherwise so small that the cost of making that Distribution exceeds the dollar amount of such Distribution. On or about the time that the final Distribution is made, the Debtors or Reorganized Debtors, as applicable, may make a donation of undistributable funds as defined by Local Rule 3011-1(C)(1), in the reasonable discretion of the Debtors or Reorganized Debtors, as applicable, to one or more of the following organizations (each of which qualifies for not-for-profit status under section 501(c)(3) of the Tax Code) with undistributable

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3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

funds if, in the reasonable judgment of the Debtors or Reorganized Debtors, as applicable, the cost of calculating and making the final Distribution of the undistributable funds remaining is excessive in relation to the benefits to the or holders of Claims who would otherwise be entitled to such Distributions: (i) the Bankruptcy Bar Foundation of the Bankruptcy Bar Association of the Southern District of Florida; or (ii) The Eleanor R. Cristol and Judge A. Jay Cristol Bankruptcy Pro Bono Assistance Clinic at the University of Miami School of Law.

5.26Distributions in Satisfaction; Allocation.

Except for the obligations expressly imposed by the Plan and the property and rights expressly retained under the Plan, if any, the Distributions and rights that are provided in the Plan shall be in complete satisfaction and release of all Claims against, liabilities in, Liens on, obligations of and Equity Interests in the Debtors and their Estates, whether known or unknown, that arose or existed prior to the Effective Date. Distributions received in respect of Allowed Claims will be allocated first to the principal amount of such Claims, with any excess allocated to unpaid accrued interest (if any).

5.27Section 1146 Exemption.

Pursuant to section 1146 of the Bankruptcy Code, the issuance, distribution, transfer or exchange of any equity security or notes, or the creation, making, assignment delivery or recording of any mortgage, deed of trust, instrument of transfer, pursuant to, in implementation of or as contemplated by the Plan or any Plan Document, or the vesting, re-vesting, transfer or sale of any property of, by or in the Debtors or their Estates or Reorganized Debtors pursuant to, in implementation of or as contemplated by the Plan or any Plan Document, or any transaction arising out of, contemplated by or in any way related to the foregoing, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangible or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, sales and use Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall, by the Confirmation Order, be directed to forego the collection of any such tax or governmental assessment and to accept for filing and recording any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

5.28Disbursing Agent.

The Reorganized Debtors will serve as the Disbursing Agents for all Distributions to be made under the Plan. In addition, the Reorganized Debtors will oversee and direct all claim objections and all other actions required to be taken under the Plan, the Bankruptcy Code, or by order of the Bankruptcy Court.

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3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

ARTICLE VI

PROCEDURES FOR RESOLVING AND TREATING DISPUTED AND CONTINGENT CLAIMS

6.1Prosecution of Objections to Claims.

Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, and except as otherwise provided in the Plan, Debtors shall have the exclusive right to make and file objections to all Claims, other than those claims deemed as “Allowed” under the terms of the Plan. All objections commenced prior to the Confirmation Date shall be finished by the Reorganized Debtors.

Unless another time is set by order of the Bankruptcy Court, all objections to Claims and Equity Interests shall be filed with the Bankruptcy Court and served upon the Holders of each of the Claims to which objections are made by the Claims Objection Bar Date.

Except as may be specifically set forth herein (including in Section 5.9 herein), nothing in the Plan, the Disclosure Statement, the Confirmation Order, or any order in aid of Confirmation, shall constitute, or be deemed to constitute, a waiver or release of any claim, cause of action, right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the commencement of the Bankruptcy Cases against or with respect to any Claim or Equity Interest, with the exception of claims against any creditor who holds a stipulated and Allowed Claim under the Plan.  Except as set forth in the Plan, upon Confirmation the Debtors shall have, retain, reserve and be entitled to assert all such claims, Causes of Action, rights of setoff and other legal or equitable defenses that either Debtors had immediately prior to the commencement of the Bankruptcy Case as if the Bankruptcy Case had not been commenced.

6.2Disputed Claim Reserve.

The Debtors or Reorganized Debtors, as applicable, will withhold from the property that would otherwise be distributed to holders of Claims within a given Class an amount sufficient to be distributed on account of Claims that are not Allowed Claims within that Class as of the Effective Date, and shall place such withheld property in a Disputed Claims Reserve, which thereafter will be retained and administered by the Debtors.

6.3Resolution of Disputed Claims.

The Debtors or Reorganized Debtors, as applicable, shall have the right to make and file objections to Claims in the Bankruptcy Court.  Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, all Disputed Claims shall be subject to the exclusive jurisdiction of the Bankruptcy Court.

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3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

6.4Objections to Fully Impaired Claims.

Certain Claims and all Equity Interests are fully Impaired under the Plan and not entitled to any distribution under the Plan. As a result, the Debtors do not intend to object to any such Claims or Equity Interests since the allowance or disallowance of such Claims or Equity Interests will have no impact on the Debtors or their Estates. However, the Debtors (and after the Effective Date, the Reorganized Debtors) reserve the right to file objections to such Claims and Equity Interests at any time they deem appropriate, if ever, until the closing of this Chapter 11 Case.

6.5Objection Deadline.

All objections to Disputed Claims shall be filed no later than the Claims Objection Bar Date, unless otherwise ordered by the Bankruptcy Court after notice and a hearing, with notice only to those parties entitled to notice in the Chapter 11 Cases pursuant to Bankruptcy Rule 2002.

6.6Estimation of Claims.

The Debtors may, at any time, request that the Bankruptcy Court estimate any contingent, disputed, or unliquidated Claim pursuant to § 502(c) of the Code,  regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection; and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  In the event the Bankruptcy Court estimates any contingent, disputed, or unliquidated Claim, that estimated amount will constitute either the Allowed Amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.

6.7No Distribution Pending Allowance.

Notwithstanding any other provision in the Plan, if any portion of a Claim is disputed, no payment or Distribution provided under the Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, Distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan.  Upon allowance, a holder of the Allowed Disputed Claim shall receive any Distributions that would have been made up to the date of allowance to such holder under the Plan had the Disputed Claim been allowed on the Effective Date.

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3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

6.8Resolution of Claims.

On and after the Effective Date, the Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Claims, and to compromise, settle, or otherwise resolve any Disputed Claims without approval of the Bankruptcy Court.

6.9Cumulative Remedies.

All of the aforementioned Claims objections, estimation, and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court. Until such time as an Administrative Expense Claim, Claim, or Equity Interest becomes an Allowed Claim, such Claim shall be treated as a Disputed Administrative Expense Claim, Disputed Claim, or Disputed Equity Interest for purposes related to allocations, distributions, and voting under the Plan.

6.10Payments and Distributions on Disputed Claims.

As and when authorized by a Final Order, Disputed Claims or Interests that become “Allowed” shall be paid by the Reorganized Debtors such that the Holder of such Allowed Claim or Interest receives all payments and distributions to which such Holder is entitled under the Plan in order to bring payments to the affected Claimants current with the other participants in the particular Class in question. Except as otherwise provided herein, no partial payments and no partial distributions will be made with respect to a Disputed Claim or Interest until the resolution of such dispute by settlement or Final Order. Unless otherwise agreed to by the Reorganized Debtors or as otherwise specifically provided herein, a Creditor or Equity Interest Holder who holds both an Allowed Claim and a Disputed Claim or Interest will not receive a distribution until such dispute is resolved by settlement or Final Order.

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3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

ARTICLE VII

ALLOWANCE OR DISALLOWANCE OF CLAIMS AND INTERESTS

7.1Disallowance of Claims.

All Claims held by entities against whom the Debtors have obtained a Final Order establishing liability for a cause of action under sections 542, 543, 522(f), 522(h), 544, 545, 547, 548, 549, or 550 of the Code shall be deemed disallowed pursuant to section 502(d) of the Code, and Holders of such Claims may not vote to accept or reject the Plan, both consequences to be in effect until such time as such causes of action against that entity have been settled or resolved by a Final Order and all sums due the Debtors by that Entity are turned over to the Debtors. The Debtors, and the Reorganized Debtors when appropriate, shall have the exclusive right and authority to bring any causes of action under Chapter 5 of the Bankruptcy Code (except the Waived Avoidance Actions).

7.2Allowance of Claims.

Except as expressly provided herein, no Claim or Equity Interest shall be deemed Allowed by virtue of the Plan, Confirmation Order, or any Order of the Bankruptcy Court in the Chapter 11 Cases, unless and until such Claim or Equity Interest is deemed Allowed under the Code or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim or Equity Interest or the Claims Objection Bar Date lapses and no objection is filed by the Reorganized Debtors.

7.3Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Equity Interests or any Class of Claims or Equity Interests are Impaired under the Plan, the Bankruptcy Court, after notice and a hearing, shall determine such controversy before the Confirmation Date. If such controversy is not resolved prior to the Effective Date, the Plan Proponents’ interpretation of the Plan shall govern.

ARTICLE VIII

CONDITIONS PRECEDENT TO EFFECTIVENESS OF PLAN

8.1Conditions Precedent.

The Effective Date of the Plan shall not occur unless and until the following conditions shall have been satisfied or waived by the Plan Proponents, as determined in their sole discretion: (a) the Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to the Plan Proponents, and such Confirmation Order shall not have been appealed within fourteen (14) calendar days of entry or, if such Confirmation Order is appealed, shall not have been stayed pending appeal, and there shall not have been entered by any court of competent

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3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

jurisdiction any reversal, modification or vacation, in whole or in part, of such Confirmation Order; (b) the Bankruptcy Court shall have approved the information contained in the Disclosure Statement as adequate pursuant to § 1125 of the Bankruptcy Code; (c) all documents, instruments and agreements provided for hereunder or necessary to implement the Plan shall have been executed and delivered by the parties thereto;  (d) there is sufficient available Cash of the Debtors to pay all Allowed Administrative Expense Claims (including Allowed Professional Claims), Allowed Priority Claims and Allowed Priority Tax Claims, as applicable; and (f) no order of a court restraining the Debtors from consummating the Plan shall have been entered and shall remain in effect.

The conditions precedent specified above may be waived in whole or in part by the Plan Proponents. Subject to the foregoing, any such written waiver of a condition precedent set forth in this Section may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If the Debtors decide that one of the foregoing conditions cannot be satisfied, and the occurrence of such condition is not waived in writing by the Debtors, then the Debtors shall file a notice of the failure of the Effective Date with the Bankruptcy Court, at which time the Plan and the Confirmation Order shall be deemed null and void.

ARTICLE IX

EFFECT OF CONFIRMATION OF PLAN

9.1Binding Effect.

Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind the Debtors, the Reorganized Debtors, and any Holder of a Claim against, or Equity Interest in, the Debtors and such Holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such Holder is Impaired under the Plan and whether or not such Holder has accepted the Plan.

9.2Discharge of Claims.

Except as provided herein, the rights afforded in the Plan and the payments and Distributions to be made hereunder shall discharge all existing debts and Claims, of any kind, nature, or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by § 1141 of the Bankruptcy Code. Except as provided herein, upon the Effective Date, all existing Claims against the Debtors shall be discharged and terminated, and all Holders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, their respective successors or assignees, or any of their respective assets or properties, any other or further Claim or Equity Interest based upon any act or omission,

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3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such Holder has filed a proof of claim or proof of equity interest, and whether or not the facts or legal bases therefore were known or existed prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to § 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or Equity Interest in the Debtors or the Reorganized Debtors. Nothing in this section should be interpreted as a discharge of the Debtors’ or Reorganized Debtors’ rights or obligations under the Plan.

9.3Discharge of the Debtors.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in the Confirmation Order, the Distributions and rights that are provided in the Plan will be in complete satisfaction, discharge, and release, of any and all Claims, whether known or unknown, against the Debtors or Reorganized Debtors or any of their assets or properties, regardless of whether the property has been distributed or retained pursuant to the Plan.  Without limiting the generality of the foregoing, the Debtors or Reorganized Debtors will be discharged from any and all Claims and debts of the kind specified in sections 502(g), 502(h) of 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim is allowed under section 502 of the Bankruptcy Code, or (c) the holder of such a Claim accepted the Plan.  Except as otherwise provided in the Plan, the Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors arising before the Effective Date. Under section 524 of the Bankruptcy Code, the discharge granted under this section shall avoid any judgment against the Debtors at any time obtained (to the extent it relates to a discharged Claim), and operates as an injunction against the prosecution of any action against the Debtors or the Estates (to the extent such action relates to a discharged claim).  Nothing in this Article 9.3 should be interpreted as a discharge of the Debtors’ or Reorganized Debtors’ rights or obligations under the Plan.

9.4Term of Bankruptcy Injunctions or Stays.

Unless otherwise provided herein, all injunctions or stays arising under or entered during the Chapter 11 Cases under § 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, other than injunctions issued pursuant to the Plan shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

9.5Injunction Against Interference with Plan of Reorganization.

Upon the entry of the Confirmation Order, all Holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, managers, directors, principals and Affiliates shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

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9.6Authority to Effectuate the Plan.

Upon the entry of the Confirmation Order by the Bankruptcy Court, all matters provided for under the Plan will be deemed to be authorized and approved without further approval from the Bankruptcy Court. Unless otherwise noted herein, Reorganized Debtors shall be authorized, without further application to or order of the Bankruptcy Court, to take whatever action is necessary to achieve Consummation and carry out the Plan.

9.7Post-Confirmation Status Report.

Within 90 days of the entry of the Confirmation Order, the Reorganized Debtors will file a status report with the Bankruptcy Court explaining what progress has been made toward consummation of the confirmed Plan. The status report will be served on the United States Trustee, and those parties who have requested special notice post-confirmation. The Bankruptcy Court may schedule subsequent status conferences in its discretion.

9.8Releases.

9.8.1Releases by the Debtors and their Estates.  Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, for the good and valuable consideration provided by each of the Released Parties, each of the Debtors, the Reorganized Debtors, their Estates, and each of their current and former Affiliates and Representatives shall be deemed to have provided a full, complete, unconditional and irrevocable release to the Released Parties (and each such Released Party so released shall be deemed released by the Debtors and their current and former Affiliates and Representatives, the Estates and the Creditors’ Committee and its members but solely in their capacity as members of the Creditors’ Committee and not in their individual capacities), from any and all Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies and liabilities whatsoever, whether accrued or unaccrued, whether known or unknown, foreseen or unforeseen, existing before the Effective Date, as of the Effective Date or arising thereafter, in law, at equity, whether for tort, contract, violations of statutes (including but not limited to the federal or state securities laws), or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any intercompany transactions, transactions pursuant and/or related to the Prepetition Line of Credit, the Prepetition Equipment Loan, the DIP Loan (and any payments or transfers in connection therewith), any preference or avoidance claims pursuant to sections 544, 547, 548, or 549 of the Bankruptcy Code, the formulation, preparation, dissemination, negotiation, or consummation of the Exit Facility, the settlements contemplated by the Plan, or any contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement

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contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement, the Plan, the Exit Facility, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan (if any), or the distribution of property under the Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing,  including, without limitation, those that any of the Debtors would have been legally entitled to assert or that any holder of a Claim or Equity Interest or other Entity would have been legally entitled to assert for or on behalf of any of the Debtors or the Estates, including those in any way related to the Chapter 11 Cases or the Plan; provided, however, that the foregoing release shall not prohibit the Debtors, the Reorganized Debtors or the Estates from asserting any and all defenses and counterclaims in respect of any Disputed Claim asserted by any Released Parties; provided further that nothing contained in the foregoing provision or elsewhere in the Plan or Confirmation Order shall be construed as a release of any claims against any Released Party resulting from an act or omission determined by a final order of a court of competent jurisdiction to have constituted willful misconduct or gross negligence, provided that each such Released Party shall be entitled to rely upon the advice of counsel concerning its duties pursuant to, or in connection with, its actions or inactions.

9.8.2Releases by Holders of Claims.  Except as otherwise provided in this Article 9.8.2 of the Plan, as of the Effective Date, each Person, other than any of the Debtors, who votes to accept the Plan or accepts a Distribution under the Plan, or is deemed to accept the Plan, or abstains from voting on the Plan, shall be deemed to fully, completely, unconditionally, irrevocably, and forever release the Released Parties of and from any and all Claims and Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies and liabilities whatsoever, whether accrued or unaccrued, whether known or unknown, foreseen or unforeseen, existing before the Effective Date, as of the Effective Date or arising thereafter, in law, at equity, whether for tort, contract, violations of statutes (including but not limited to the federal or state securities laws), or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtors (including the day-to-day management of the Debtors, any decisions made or not made by the Debtors’ board members, and/or the ownership or operation of the Debtors), Reorganized IT’SUGAR (including the formation thereof), the Debtors’ in- or out-of-court restructuring efforts, any intercompany transactions, transactions pursuant and/or related to the Prepetition Line of Credit, the Prepetition Equipment Loan, the DIP Loan (and any payments or transfers in connection therewith), the formulation, preparation, dissemination, negotiation, or consummation of the Exit Facility, the settlements contemplated by the Plan, or any contract, instrument, release, or other agreement or document (including providing

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3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement, the Plan, the Exit Facility, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan (if any), or the distribution of property under the Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing, whether direct, derivative, accrued or unaccrued, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, known or unknown, foreseen or unforeseen, in law, equity or otherwise; provided that nothing contained in the foregoing provision or elsewhere in the Plan or Confirmation Order shall be construed as a release of any claims against any Released Party resulting from an act or omission determined by a final order of a court of competent jurisdiction to have constituted willful misconduct or gross negligence, provided that each such Released Party shall be entitled to rely upon the advice of counsel concerning its duties pursuant to, or in connection with, its actions or inactions; provided, however that such releases shall not affect any rights of any non-Debtor Person or Entity with respect to any written personal or cross-corporate guarantees of the Debtors’ obligations executed by such non-Debtor Person or Entity to and in favor of any Party or Entity in connection with the Debtors’ prepetition operations.

9.8.3Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the releases set forth in this Article 9.8.3 pursuant to Bankruptcy Rule 9019 and its finding that they are: (a) in exchange for good and valuable consideration, representing a good faith settlement and compromise of the Claims and Causes of Action released by this Plan; (b) in the best interests of the Debtors and all holders of Claims; (c) fair, equitable and reasonable; (d) approved after due notice and opportunity for hearing; and (e) a bar to the assertion of any Claim or Cause of Action thereby released.

9.9Government Carve-Out.

Except for the Claims described in Articles II and III or other Final Order of the Bankruptcy Court that are discharged and released under this Plan, nothing in the Plan or the Confirmation Order shall (i) effect a release of any other claim by the United States Government or any of its agencies or any state and local authority whatsoever against the Released Parties, including without limitation any claim arising under the Internal Revenue Code, securities laws, the environmental laws or any criminal laws of the United States or any state and local authority, (ii) enjoin the United States Government or any of its agencies or any state and local authority whatsoever from bringing any claim, suit, action or other proceedings against the Released Parties asserting any other liability, including without limitation any claim, suit or action arising under the Internal Revenue Code, securities laws, environmental laws or any criminal laws of the United

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States or any state or local authority, and (iii) exculpate any of the Released Parties from any other liability to the United States Government or any of its agencies or any state and local authority whatsoever, including any liabilities arising under the Internal Revenue Code, securities laws, environmental laws or any criminal laws of the United States or any state and local authority.

ARTICLE X

RETENTION OF JURISDICTION

10.1Retention of Jurisdiction.

Pursuant to §§ 1334 and 157 of title 28 of the United States Code, the Bankruptcy Court shall retain jurisdiction of all matters arising in, arising under, and related to the Chapter 11 Cases and the Plan, for the purposes of §§ 105(a) and 1142 of the Bankruptcy Code, and for, among other things, the following purposes:

a)to hear and to determine all controversies, disputes, and suits which may arise in connection with the execution, interpretation, implementation, consummation, or enforcement of the Plan, any documents related to the Plan, including but not limited to the Plan Documents, the Confirmation Order, or in connection with the enforcement of any remedies made available hereunder;

b)to take any action and issue such orders as may be necessary to construe, enforce, implement, execute and consummate the Plan or to maintain the integrity of the Plan following consummation;

c)to enforce the terms of any settlement approved as a part of the Plan or otherwise in the Chapter 11 Cases;

d)to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

e)to enter, enforce and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

f)to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;

g)to hear and determine any application or motion to modify the Plan in accordance with § 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement or any order of the Bankruptcy Court,

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including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

h)to recover all property of the Estates, wherever located, which jurisdiction shall not be limited;

i)to hear and to determine any and all objections to or applications concerning the allowance of Claims or Equity Interests or the allowance, classification, priority, compromise, estimation, or payment of any Claim or Equity Interest;

j)to hear and determine any objections to the allowance of Claims or Equity Interests arising prior to the Effective Date, whether filed, asserted, or made before or after the Effective Date, including, without express or implied limitation, to hear and determine any objections to the classification, priority, compromise, estimation, or payment of any Claim or Equity Interest in whole or in part;

k)to liquidate any Disputed, contingent, or Unliquidated Claims or to estimate any Disputed Claims;

l)to hear and determine all motions or applications pending on the Confirmation Date for the rejection, assumption, or assumption and assignment of unexpired leases and executory contracts to which any Debtor is a party or with respect to which any Debtor may be liable, and the allowance of Claims resulting therefrom or from the expiration or termination prior to the Confirmation Date of any executory contract or unexpired lease;

m)to hear and determine any disputes relating to the Distributions to Holders of Allowed Claims as provided herein;

n)to hear and determine all applications for allowances of compensation and reimbursement of expenses of Professional Claims and any other fees and expenses authorized to be paid or reimbursed under the Plan;

o)to hear and determine any and all motions for the use, sale or lease of property pursuant to § 363 of the Bankruptcy Code and all issues related thereto, which transactions completed after the Confirmation Date shall be deemed to have been made pursuant to the Plan and therefore, exempt from recording and other taxes under § 1146 of the Bankruptcy Code;

p)to hear and determine any and all adversary proceedings, applications, motions, and contested or litigated matters, including the Causes of Action, and any other litigated matter, as well as any remands from any appeals, that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Reorganized Debtors after the Effective Date, including, without express or implied limitation, any claims to avoid any preferences, fraudulent transfers, or other voidable transfers, or otherwise to recover assets for the benefit of the Reorganized Debtors, as successor to the Debtors’ Estates;

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q)to enable the Reorganized Debtor to prosecute any and all Causes of Action, including proceedings which may be brought to set aside Liens or encumbrances and to recover any transfers, assets, properties or damages to which the Reorganized Debtors may be entitled under applicable provisions of the Plan, the Bankruptcy Code or any federal, state or local laws, including controversies, disputes and conflicts between the Debtors and any other party, including but not limited to any objections to Claims, motions for subordination on any grounds and claims preserved hereunder and pursuant to the Confirmation Order;

r)to the extent that Bankruptcy Court approval is required, to consider and act on the compromise and settlement of any Claim or cause of action by or against any Debtors’ Estate;

s)to hear and determine matters concerning state, local, and federal taxes, fines, penalties, or additions to taxes for which the Debtors, as Debtors or Debtors in Possession or the Reorganized Debtors, may be liable, directly or indirectly, in accordance with §§ 346, 505, and 1146 of the Bankruptcy Code (including any request for expedited determination under § 505(b)(2) of the Bankruptcy Code);

t)to enter, enforce and implement such orders (including orders entered prior to the Confirmation Date) as may be necessary or appropriate to execute, interpret, implement, consummate or enforce the terms and conditions of the Plan and the transactions contemplated thereunder;

u)to issue such orders in aid of execution of the Plan to the extent authorized or contemplated by § 1142 of the Bankruptcy Code;

v)to hear and to determine any other matter not inconsistent with the Bankruptcy Code and title 28 of the United States Code that may arise in connection with or related to the Plan; and

w)to enter a final decree closing any and all of the Chapter 11 Cases.

10.2Abstention and Other Courts.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of or relating to these Chapter 11 Cases, this section of the Plan shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter. Nothing herein shall preclude the Reorganized Debtors from prosecuting a Cause of Action in a forum other than the Bankruptcy Court.

ARTICLE XI

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3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

INJUNCTION AND EXCULPATION PROVISIONS

11.1Injunction.

As of the Effective Date, except as otherwise provided in the Plan or the Confirmation Order, all Persons that have held, currently hold or may hold a Claim, Equity Interest or other debt or liability that is treated pursuant to the terms of the Plan are enjoined from taking any of the following actions on account of any such Claims, Equity Interests, debts or liabilities, other than actions brought to enforce any rights or obligations under the Plan or against the Debtors, the Reorganized Debtors, the Estates, or Estate property: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff of any kind against any debt, liability or obligation; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

11.2Exculpation from Liability.

The Plan Proponents, SHL, BBX Capital, Inc., the Creditors’ Committee,  and their officers, directors, members, managers, managing members and Professionals (acting in such capacity) shall neither have nor incur any liability whatsoever to any Person or Entity for any act taken or omitted to be taken in good faith in connection with or related to the formulation, preparation, dissemination, or confirmation of the Plan, the Disclosure Statement, any Plan Document, or any contract, instrument, release, or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection with the plan or the Bankruptcy Case; provided,  however, that this exculpation from liability provision shall not be applicable to any liability found by a court of competent jurisdiction to have resulted from fraud or the willful misconduct or gross negligence of any such party. With respect to the Professionals, the foregoing exculpation from liability provision shall also include claims of professional negligence arising from the services provided by such Professionals during the Bankruptcy Case. The rights granted hereby are cumulative with (and not restrictive of) any and all rights, remedies, and benefits that the Plan Proponents,  SHL, and BBX Capital, Inc., the Creditors’ Committee, the Reorganized Debtors, and their respective agents have or obtain pursuant to any provision of the Code or other applicable law, or any agreement. This exculpation from liability provision is an integral part of the Plan and is essential to its implementation. Notwithstanding anything to the contrary contained herein, the provisions hereof shall not release or be deemed a release of any of the Causes of Action otherwise preserved by the Plan. The terms of this exculpation shall only apply to liability arising from actions taken on or prior to the Effective Date.

ANY BALLOT VOTED IN FAVOR OF THE PLAN SHALL ACT AS CONSENT BY THE CREDITOR CASTING SUCH BALLOT TO THIS EXCULPATION FROM LIABILITY PROVISION. MOREOVER, ANY CREDITOR WHO DOES NOT VOTE IN FAVOR OF

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THE PLAN AND WHO HOLDS A CLAIM THAT MAY BE AFFECTED BY THIS EXCULPATION FROM LIABILITY PROVISION MUST FILE A CIVIL ACTION IN THE BANKRUPTCY COURT OR ANY OTHER COURT OF COMPETENT JURISDICTION ASSERTING SUCH LIABILITY WITHIN NINETY (90) DAYS FOLLOWING THE EFFECTIVE DATE OR SUCH CLAIMS SHALL BE FOREVER BARRED; PROVIDED THAT, THE FOREGOING TIME LIMITATION SHALL NOT APPLY TO CLAIMS OF FRAUD, GROSS NEGLIGENCE, OR WILLFUL OR GROSS MISCONDUCT IN THE FORMULATION, PREPARATION, DISSEMINATION, OR CONFIRMATION OF THE PLAN. THE TIME TO BRING SUCH CLAIMS SHALL BE GOVERNED BY THE APPLICABLE STATUTE OF LIMITATION.

Notwithstanding the foregoing, (i) the Reorganized Debtors shall remain obligated to make payments to Holders of Allowed Claims as required pursuant to the Plan, and (ii) the Debtors’ members, managers or executive officers shall not be relieved or released from any personal contractual liability except as otherwise provided in the Plan.

11.3Police Power.

No provision of this Article shall be deemed to effect, impair, or restrict any federal or state governmental unit from pursuing its police or regulatory enforcement action against any person or entity, other than to recover monetary claims against the Debtors for any act, omission, or event occurring prior to Confirmation Date to the extent such monetary claims are discharged pursuant to section 1141 of the Code.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1Corporate Action.

All actions contemplated to be performed by the Debtors or the Reorganized Debtors pursuant to the Plan, or any corporate action to be taken by or required of the Debtors or the Reorganized Debtors, shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement for further action by the shareholders, partners, members or managers of the Debtors or the Reorganized Debtors. All Persons, the Reorganized Debtors, Governmental Units, title agencies, licensing agencies and offices of recordation may rely upon the authority vested in the Debtors’ officers, or managers to act on the Debtors’ behalf in order to effectuate the Plan and the transactions contemplated herein.

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3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

12.2Operations of the Debtors Between the Confirmation Date and the Effective Date.

The Debtors shall continue to operate as debtors-in-possession during the period from the Confirmation Date through and until the Effective Date. The retention and employment of the Professionals retained by the Debtors shall terminate as of the Effective Date, provided, however, that the Debtors shall be deemed to exist, and their Professionals shall be retained, after such date only with respect to applications (if any) filed pursuant to sections 330 and 331 of the Bankruptcy Code.

12.3Continued Corporate Existence of the Reorganized Debtors After the Effective Date.

Except as otherwise provided in the Plan, each of the Reorganized Debtors will exist after the Effective Date as a reorganized, separate corporate entity or other business entity form, with all of the powers of a corporation or other business form under applicable law in the jurisdiction in which such Debtor is incorporated or otherwise formed and pursuant to its certificate of incorporation and bylaws or other organizational documents in effect before the Effective Date, except to the extent such certificate of incorporation or bylaws (or other formation documents in the case of a limited liability company or limited partnership) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be authorized pursuant hereto and without the need for any other approvals, authorizations, actions or consents.

Notwithstanding, each of the Debtors or Reorganized Debtors may change its status of incorporation or alter its corporate structure or business form (either through a merger, consolidation, restructuring, conversion, disposition, liquidation, dissolution, or otherwise) on or after the Effective Date as may be determined by the Debtors or Reorganized Debtors to be appropriate. In each case in which the surviving, resulting, or acquiring company in any such transaction is a successor to a Debtor or Reorganized Debtor, such successor company shall perform the obligations of the applicable Debtor or Reorganized Debtor under the Plan, if any.

12.4Effectuating Documents and Further Transactions.

On or before the Effective Date, and without the need for any further order or authority, the Debtors shall file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors, the Reorganized Debtors, and any other necessary party, as applicable, shall perform all actions reasonably contemplated regarding the implementation of the Plan. Each of the directors, officers, partners, members and managers, as the case may be, of the Debtors and the Reorganized Debtors is authorized, without the need for any further order or authority, (i) to execute, deliver, file, or record such contracts, instruments, releases, indentures, mortgages, and other agreements or documents and take such actions as may be necessary or appropriate to implement or consummate the Plan, and (ii) to undertake any other action on behalf of the Debtors to implement or consummate the Plan. Each of the matters provided for under the Plan involving the corporate structure of the Debtors or corporate action to be taken by or required

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of any Debtor will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and (to the extent taken before the Effective Date) ratified in all respects without any requirement of further action by any member, creditor or director of the respective Debtor.

12.5Nonconsensual Confirmation (“Cram Down”).

The Plan Proponents intend to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code as to any Classes that reject or are deemed to reject the Plan. This section shall constitute the Plan Proponents’ request, pursuant to section 1129(b)(1)of the Bankruptcy Code, that the Bankruptcy Court confirm the Plan notwithstanding the fact that the requirements of section 1129(a)(8) of the Bankruptcy Code may not be met.

12.6Notice of the Effective Date.

On the Effective Date, the Debtors shall file a notice of the occurrence of the Effective Date with the Court.

12.7Seperability.

Notwithstanding anything to the contrary, the Plan constitutes a separate chapter 11 plan for each Debtor. Accordingly, and subject to the Plan Proponents’ consent, if the Bankruptcy Court does not confirm the Plan with respect to one or more Debtors, it may still confirm the Plan, if appropriate, with respect to any other Debtor that satisfies the confirmation requirements of § 1129 of the Bankruptcy Code.

12.8Revocation and Withdrawal of the Plan.

The Plan Proponents reserve the right in their sole discretion to revoke or withdraw the Plan prior to the entry of the Confirmation Order, and to file subsequent chapter 11 plans. If the Plan Proponents revoke or withdraw the Plan or if entry of the Confirmation Order or the Effective Date does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of executory contracts effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission of any sort by the Debtors or any other Entity.

12.9Modification of the Plan.

The Plan may be altered, amended or modified by the Plan Proponents, before or after the Confirmation Date, as provided in § 1127 of the Bankruptcy Code with the consent of the

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Creditors’ Committee; provided, however, that no such alterations, amendments or modifications that are material shall be made without the consent of the Plan Proponents; provided further, however that the Plan Proponents may, with the approval of the Bankruptcy Court and without notice to Holders of Claims and Equity Interests, correct any nonmaterial defect, omission, or inconsistency herein in such manner and to such extent as may be necessary or desirable. A Holder of an Allowed Claim that has accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such Holder.

On or before substantial consummation of the Plan, the Plan Proponents may issue, execute, deliver, or file with the Bankruptcy Court, or record any agreements and other documents, and take any action as may be necessary or appropriate to effectuate, consummate and further evidence the terms and conditions of the Plan.

12.10Severability.

If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Plan Proponents, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, unless agreed otherwise by the Plan Proponents, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

12.11Setoff and Recoupment.

The Debtors or Reorganized Debtors, as applicable, may setoff against, or recoup from, any Claim and the Distributions to be made pursuant to the Plan in respect thereof, any Claims or defenses of any nature whatsoever that any of the Debtors or Reorganized Debtors, as applicable, or the Estates may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors or Reorganized Debtors, as applicable, or the Estates of any right of setoff or recoupment that any  of them may have against the holder of any Claim. Any such setoff or recoupment may be challenged in Bankruptcy Court. Notwithstanding any provision in the Plan to the contrary, nothing herein shall bar any creditor from asserting its setoff or recoupment rights to the extent permitted under section 553 or any other provision of the Bankruptcy Code; provided, however, that such setoff or

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recoupment rights are timely asserted; provided further that all rights of the Debtors or Reorganized Debtors, as applicable, and the Estates with respect thereto are reserved.

12.12Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Florida, without giving effect to the conflicts of laws principles thereof, shall govern the construction of the Plan and any agreements, documents, and instruments executed in connection with the Plan, except as otherwise expressly provided in such instruments, agreements or documents.

12.13Plan Documents.

All Plan Documents, including, but not limited to the exhibits and schedules to the Plan, are incorporated into and are a part of the Plan as set forth in full herein. From and after the Effective Date, the authority to amend, modify, or supplement the Plan and Exhibits to the Plan shall be as provided in such Plan Supplement, Exhibits to the Plan Supplement and Exhibits to the Plan and their respective attachments.

12.14Removal of Debtors

At the sole discretion of the Plan Proponents, a Debtor may be removed from the Plan. In such event, the Plan will omit any treatment of the assets and liabilities of such Debtor, unless otherwise agreed.  The removal of any Debtor from the Plan will not affect the Plan with respect to any other Debtor.

12.15Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ rights with respect to any Unimpaired Claim, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired.

12.16Transmittal of Distributions to Parties Entitled Thereto.

All Distributions by check shall be deemed made at the time such check is duly deposited in the United States mail, postage prepaid. All Distributions by wire transfer shall be deemed made as of the date the Federal Reserve or other wire transfer is made. Except as otherwise agreed with the Holder of an Allowed Claim in respect thereof or as provided in this Plan, any property to be distributed on account of an Allowed Claim shall be distributed by mail upon compliance by the Holder with the provisions of this Plan to (i) its address set forth in its proof of claim, (ii) the latest mailing address filed for the Holder of an Allowed Claim entitled to a distribution, (iii) the latest mailing address filed for a Holder of a filed power of attorney designated by the Holder of such Allowed Claim to receive distributions, (iv) the latest mailing address filed for the Holder’s

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

transferee as identified in a filed notice served on the Debtors pursuant to Bankruptcy Rule 3001(e), or (v) if no such mailing address has been filed, the mailing address reflected on the Schedules or in the Debtors’ books and records.

12.17Expedited Determination of Post-Petition Taxes.

The Debtors and the Reorganized Debtors are authorized (but not required) to request an expedited determination of taxes under § 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Debtors for all taxable periods (or portions thereof) from the Petition Date through (and including) the Effective Date.

12.18Headings.

The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

12.19Bankruptcy Rule 9019 Request; Impact.

Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the Distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims and Equity Interests. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all Claims and Equity Interests, as well as a finding by the Bankruptcy Court that such compromises or settlements are fair, equitable, reasonable and in the best interests of the Debtors, the Estates and holders of Claims and Equity Interests.

12.20Retention of Causes of Action.

Pursuant to the Bankruptcy Code, a debtor may seek to recover, through adversary proceedings in the bankruptcy court, certain transfers of the debtor's property, including payments of cash, made while the debtor was insolvent during the ninety (90) days immediately prior to the commencement of the bankruptcy case (or, in the case of a transfer to, or on behalf of, an "insider," one year prior to the commencement of the bankruptcy case) in respect of antecedent debts to the extent the transferee received more than it would have received on accounts of such pre-existing debt had the debtor been liquidated under chapter 7 of the Bankruptcy Code. Such adversary proceedings typically arise under §§ 542, 543, 544, 547 through 551, and/or 553 of the Bankruptcy Code.

However, there are certain defenses to claims seeking to avoid and recover transfers made by a debtor described above. For example, transfers made in the ordinary course of the debtor's and the transferee's business according to ordinary business terms are not recoverable. Furthermore, if the transferee extended credit contemporaneously with or subsequent to the

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

payment, and prior to the commencement of the bankruptcy case, for which the defendant was not repaid, such extension constitutes an offset against an otherwise recoverable transfer of property. If a payment is recovered by a debtor, the defendant has a general unsecured claim against the debtor to the extent of the recovery.

During the ninety (90) day period immediately preceding the Petition Date, while the Debtors were presumed to be insolvent, the Debtors made various payments and other transfers of their property to creditors on account of antecedent debts. In addition, during the one-year period before the Petition Date, the Debtors may have made certain transfers of their property to, or for the benefit of, certain "insiders." Some of the aforementioned payments or transfers may be subject to adversary proceedings seeking to avoid and recover the payments or transfers by the Debtor's bankruptcy Estate pursuant to §§ 329, 542, 543, 544, 547 through 551, and/or 553 of the Bankruptcy Code.

The Reorganized Debtors will hold all Claims, Causes of Action, and other legal and equitable rights that the Debtors had (or had power to assert) immediately prior to confirmation of the Plan, including without limitation: (i)  a cause of action against the Mashantucket Pequot Nation with respect to a potential refund for overpayment of taxes, (ii) a cause of action against Phoenix Diversified Group, Inc. (“Phoenix”) related to services provided and liens filed against the Debtors’ estates by certain subcontractors which should have been paid by Phoenix, and for which the Debtors had paid Phoenix for such work completed at the IT’SUGAR store located in the American Dream Mall in East Rutherford, New Jersey; and (iii) actions for the avoidance and recovery of Estate property under Bankruptcy Code sections 329 and 550, or transfers avoidable under sections 542, 543, 544, 547 through 551, and/or 553 of the Bankruptcy Code (other than the Waived Avoidance Actions). The Plan preserves all of the Debtors’ rights in respect of all Claims and Causes of Action (other than the Waived Avoidance Actions), transfers the Debtors’ rights in respect of such Claims and Causes of Action to the Reorganized Debtors, and empowers the Reorganized Debtors to investigate, prosecute, collect, and/or settle the Claims and Causes of Action as the Reorganized Debtors, in their business judgment, may deem appropriate.

The Debtors’ Schedules of Assets and Liabilities, as amended, identify creditors whose Claims are disputed, and the Debtors’ Statement of Financial Affairs identifies the parties (known to the Debtors as of the Petition Date) who received payments and transfers from the Debtors, which payments and transfers may be avoidable under the Bankruptcy Code. THE PLAN DOES NOT, AND IS NOT INTENDED TO, RELEASE ANY SUCH AFOREMENTIONED AVOIDANCE ACTIONS, CAUSES OF ACTION, OR OBJECTIONS TO PROOFS OF CLAIM (OTHER THAN THE WAIVED AVOIDANCE ACTIONS). ENTRY OF THE CONFIRMATION ORDER SHALL NOT CONSTITUTE A WAIVER OR RELEASE BY THE DEBTORS OR THEIR ESTATES OF ANY AVOIDANCE ACTION, CAUSE OF ACTION, OR OBJECTION TO PROOF OF CLAIM, EXCEPT AS EXPRESSLY PROVIDED FOR BY THE PLAN OR BY FINAL ORDER OF THE BANKRUPTCY COURT.

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

Creditors should understand that legal rights, Claims, and Causes of Action the Debtors may have against them, if any exist, are retained under the Plan for prosecution unless a specific order of the court authorizes the Debtors to release such legal rights, Claims, and Causes of Action. AS SUCH, CREDITORS ARE CAUTIONED NOT TO RELY ON (I) THE ABSENCE OF THE LISTING OF ANY LEGAL RIGHT, CLAIMS, OR RIGHT OF ACTION AGAINST A PARTICULAR CREDITOR IN THE DISCLOSURE STATEMENT, PLAN, SCHEDULES OF ASSETS AND LIABILITIES, OR STATEMENT OF FINANCIAL AFFAIRS OR (II) THE ABSENCE OF LITIGATION OR DEMAND PRIOR TO THE EFFECTIVE DATE OF THE PLAN AS ANY INDICATION THAT THE DEBTORS DO NOT POSSESS OR DO NOT INTEND TO PROSECUTE A PARTICULAR RIGHT, CLAIM, OR RIGHT OF ACTION IF A PARTICULAR CREDITOR VOTES TO ACCEPT THE PLAN. IT IS THE EXPRESSED INTENTION OF THE PLAN TO PRESERVE ALL RIGHTS, CLAIMS, AND CAUSES OF ACTION OF THE DEBTORS, WHETHER NOW KNOWN OR UNKNOWN, FOR THE BENEFIT OF THE DEBTORS’ ESTATE AND ITS CREDITORS.

IN REVIEWING THIS DISCLOSURE STATEMENT AND THE PLAN, AND IN DETERMINING WHETHER TO VOTE IN FAVOR OF OR AGAINST THE PLAN, CREDITORS AND INTEREST HOLDERS (INCLUDING PARTIES THAT RECEIVED PAYMENTS FROM THE DEBTORS WITHIN NINETY (90) DAYS PRIOR TO THE PETITION DATE) SHOULD CONSIDER THAT A CAUSE OF ACTION MAY EXIST AGAINST THEM, THAT THE PLAN PRESERVES ALL AVOIDANCE ACTIONS, CAUSES OF ACTION, AND OBJECTIONS TO CLAIMS, AND THAT THE PLAN AUTHORIZES THE REORGANIZED DEBTORS TO PROSECUTE THE SAME.

12.21Extension of the Effective Date.

Through a notice with the Court, the Effective Date may be extended by the mutual consent of the Plan Proponents.

12.22Notices.

Any notice required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery or (c) prepaid overnight delivery service and addressed as follows:

Counsel for the Debtors:

Meland Budwick, P.A.

Attn : Joshua W. Dobin, Esq.

3200 Southeast Financial Center

200 South Biscayne Blvd.

Miami, Florida 33131

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

Telephone: 305.358.6363

Email: jdobin@melandbudwick.com

Debtors:

IT’SUGAR, LLC,  et al.

Attn:  Jeff Rubin

4600 Conference Way N

Ste. 100

Boca Raton, FL 33431

Telephone: 954.519.5101

Email: jeff@itsugar.com

United States Trustee:

Steven D. Schneiderman, Esq.

Trial Attorney

United States Department of Justice

Office of the United States Trustee

51 S.W. First Ave., Suite 1204

Miami, Florida 33130

Telephone: 305.536.7408

Email: Steven.D.Schneiderman@usdoj.gov

12.23Manner of Payment.

Any payment of Cash made under this Plan may be made either by check drawn on an account of the Reorganized Debtors, by wire transfer, or by automated clearing house transfer from a domestic bank, at the option of the Reorganized Debtors.

12.24Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided in the Plan or the other Plan Documents, pursuant to sections 1123(a)(5), 1123(b)(3) and 1141(b) and (c) of the Bankruptcy Code, on the Effective Date, all property of each Estate shall vest in each respective Reorganized Debtor free and clear of all Liens, Claims, charges, or other encumbrances (except for liens and security interests securing the Exit Facility and/or granted under the Exit Facility Documents).  As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of their property, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order as well as the documents and instruments executed and delivered in connection therewith, including without limitation, the Exit Facility Documents. All privileges with respect to the property of the Estates, including the

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

attorney/client privilege, to which the Debtors are entitled shall automatically vest in, and may be asserted by or waived on behalf of, the Reorganized Debtors.

12.25Distributions.

The Distributions will be made in accordance with the Plan by the Debtors, the Reorganized Debtors, and/or the Distribution Agent.

12.26Surrender and Cancellation of Notes, Instruments, Certificates and Other Documents Evidencing Claims.

On the Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments, certificates, and other documents evidencing Claims will be cancelled and the obligations of the Debtors discharged in accordance with section 1141(d)(1) of the Bankruptcy Code.

12.27Post-Confirmation Accounts.

The Debtors may establish one or more interest-bearing accounts as they determine may be necessary or appropriate to effectuate the provisions of the Plan consistent with the section 345 of the Bankruptcy Code and any orders of the Bankruptcy Court.

12.28Directors, Officers, Members & Managers of the Reorganized Debtors.

Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the directors, officers, partners, members and managers, as the case may be, of each of the Debtors immediately prior to the Effective Date shall be deemed to be the directors, officers, partners, members and managers, as the case may be, of each of the Reorganized Debtors without any further action by any party.  Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors have disclosed, in the Disclosure Statement or the Plan Supplement, the identity and affiliation of any individuals who will serve as the initial partners, members and managers of the Reorganized Debtors.

On and after the Effective Date, the operations of the Reorganized Debtors shall continue to be the responsibility of their directors, officers, partners, members and managers, as the case may be, or as set forth in the applicable existing organizational or operational documents of each of the Debtors.  Each director, officer, partner, member and manager, as applicable, of the Reorganized Debtors shall serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the applicable articles or certificate of incorporation, operating agreement or other organizational documents of the Reorganized Debtors.

From and after the Confirmation Date, the directors, officers, partners, members and managers, as applicable, of the Debtors and the Reorganized Debtors, as the case may be, shall

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

have all powers accorded by law to put into effect and carry out the Plan and the Confirmation Order.

12.29Preservation of Causes of Action.

Except as provided in this Plan, including in Article 9.8 (“Releases”) and Section 5.9 (“Waived Avoidance Actions”), the Debtors (prior to the Effective Date) and the Reorganized Debtors (on and after the Effective Date) shall retain all Causes of Action.

On the Effective Date, the Causes of Action shall be preserved and vested in the Reorganized Debtors.

The Debtors are currently not in a position to express an opinion on the merits of any of the Causes of Action or on the recoverability of any amounts as a result of any such Causes of Action.  For purposes of providing notice, the Debtors state that any party in interest that engaged in business or other transactions with any of the Debtors prepetition or that received payments from any of the Debtors prepetition may be subject to litigation to the extent that applicable bankruptcy or non-bankruptcy law supports such litigation; provided, however, the debtors and reorganized debtors, as applicable, have explicitly waived any right to pursue avoidance actions against the holders of claims in class 4 (“general unsecured claims”).  Unless otherwise covered by insurance, the Reorganized Debtors will fund the costs and expenses (including legal fees) to pursue the Causes of Action.

No Creditor or other party should vote for the Plan or otherwise rely on the Confirmation of the Plan or the entry of the Confirmation Order in order to obtain, or on the belief that it will obtain, any defense to any Cause of Action. No Creditor or other party should act or refrain from acting on the belief that it will obtain any defense to any Cause of Action. ADDITIONALLY, THE PLAN DOES NOT, AND IS NOT INTENDED TO, RELEASE ANY CAUSE OF ACTION OR OBJECTIONS TO CLAIMS -- OTHER THAN TO THE WAIVED AVOIDANCE ACTIONS, AND ALL SUCH RIGHTS ARE SPECIFICALLY RESERVED IN FAVOR OF THE DEBTORS AND THE REORGANIZED DEBTORS.  Creditors are advised that legal rights, claims and rights of action the Debtors may have against them, if they exist, are retained under the Plan for prosecution unless a specific order of the Bankruptcy Court authorizes the Debtors to release such claims. As such, Creditors are cautioned not to rely on (i) the absence of the listing of any legal right, claim or right of action against a particular Creditor in the Disclosure Statement, the Plan, or the Schedules, or (ii) the absence of litigation or demand prior to the Effective Date of the Plan as any indication that the Debtors or Reorganized Debtors do not possess or do not intend to prosecute a particular claim or Cause of Action if a particular Creditor votes to accept the Plan. It is the expressed intention of the Plan to preserve rights, objections to Claims, and rights of action of the Debtors, whether now known or unknown, for the benefit of Reorganized Debtors.  A Cause of Action shall not, under any circumstances, be waived

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

as a result of the failure of the Debtors to describe such Cause of Action with specificity in the Plan or in the Disclosure Statement; nor shall the Reorganized Debtors, as a result of such failure, be estopped or precluded under any theory from pursuing any such Cause of Action. Nothing in the Plan operates as a release of any Cause of Action.

The Debtors do not presently know the full extent of the Causes of Action and, for purposes of voting on the Plan, all Creditors are advised that the Reorganized Debtors will have substantially the same rights that a Chapter 7 trustee would have with respect to the Causes of Action. Accordingly, neither a vote to accept the Plan by any Creditor nor the entry of the Confirmation Order will act as a release, waiver, bar or estoppel of any Cause of Action against such Creditor or any other Person or Entity, unless such Creditor, Person or Entity is specifically identified by name as a Released Party in the Plan, in the Confirmation Order, or in any other Final Order of the Bankruptcy Court.  Confirmation of the Plan and entry of the Confirmation Order is not intended to and shall not be deemed to have any res judicata or collateral estoppel or other preclusive effect that would precede, preclude, or inhibit prosecution of such Cause of Action following Confirmation of the Plan.

The Estates shall remain open, even if the Bankruptcy Cases shall have been closed, as to any and all Causes of Action until such time as the Causes of Action have been fully administered and the recoveries therefrom have been received by Reorganized Debtors.

12.30Prosecution and Settlement of Causes of Action.

The Debtors or Reorganized Debtors, as applicable, (a) may commence or continue in any appropriate court, tribunal or any other appropriate setting (e.g., American Arbitration Association or other arbitration association) any suit or other proceeding for the enforcement of any Cause of Action which the Debtors had or had power to assert immediately prior to the Effective Date, and (b) may settle or adjust such Cause of Action; provided, however, that from and after the Effective Date, the Reorganized Debtors shall be authorized to compromise and settle any Cause of Action or objection to a Claim upon approval by the Bankruptcy Court after notice and a hearing.

12.31Automatic Stay.

The automatic stay provided for under section 362 of the Bankruptcy Code shall remain in effect in the Chapter 11 Cases until the Effective Date.

12.32Creditors’ Committee.

Upon the Effective Date, the Creditors’ Committee shall dissolve, and their members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to and arising from the Chapter 11 Cases. The retention and employment of the Professionals retained by the Creditors’ Committee shall terminate as of the Effective Date, provided, however, that the Creditors’ Committee shall exist, and their Professionals shall be retained, after such date with respect to applications (if any) filed pursuant to sections 330, 331

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

and 1103 of the Bankruptcy Code and motions seeking the enforcement of the provisions of the Plan or the Confirmation Order.

12.33Successors and Assigns.

The rights, benefits and obligations of any Entity named or referred to herein shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

12.34Reservation of Rights.

The Plan shall have no force or effect unless and until the Effective Date occurs. Neither the filing of the Plan, any statement or provision contained herein, nor the taking of any action by a Debtor, a Plan Proponent, or any Entity with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) any Debtor with respect to the holders of Claims or Equity Interests or other parties-in-interest; or (2) any holder of a Claim or other party-in-interest prior to the Effective Date.

12.35.Section 1125(e) Good Faith Compliance.

Confirmation of the Plan shall act as a finding by the Court that the Plan Proponents and each of their respective Representatives have acted in “good faith” under section 1125(e) of the Bankruptcy Code.

12.36Further Assurances.

The Plan Proponents, all holders of Claims receiving Distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

12.37No Stay of Confirmation Order.

The Plan Proponents shall request that the Court waive stay of enforcement of the Confirmation Order otherwise applicable, including pursuant to Federal Rules of Bankruptcy Procedure 3020(e), 6004(h) and 7062.

[Remainder of page intentionally left blank. Next page is signature page.]

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363

Dated: April ___, 2021

Respectfully Submitted,

IT’SUGAR FL I, LLC By:/s/Jeff Rubin Name: Jeff Rubin Title: Authorized Representative	IT’SUGAR, LLC By:/s/ Jeff Rubin Name: Jeff Rubin Title: Authorized Representative
IT’SUGAR Atlantic City, LLC By:/s/ Jeff Rubin Name: Jeff Rubin Title: Authorized Representative	IT’SUGAR FLGC, LLC By:/s/ Jeff Rubin Name: Jeff Rubin Title: Authorized Representative

E-Filed by:

MELAND BUDWICK, P.A.

s/Joshua W. Dobin, Esq.

Michael S. Budwick, Esq.

Fla. Bar No.: 938777

mbudwick@melandbudwick.com

Joshua W. Dobin, Esq.

Fla. Bar. No.: 93696

jdobin@melandbudwick.com

James C. Moon, Esq.

Fla. Bar No.: 938211

jmoon@melandbudwick.com

3200 Southeast Financial Center

200 S. Biscayne Blvd.

Miami, FL 33131

Attorneys for Debtors and Debtors-in-Possession

MELAND BUDWICK

3200 SOUTHEAST FINANCIAL CENTER | 200 SOUTH BISCAYNE BOULEVARD | MIAMI, FL 33131 | T 305-358-6363